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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Christopher & Banks Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Christopher & Banks Corporation
2400 Xenium Lane North
Plymouth, Minnesota 55441
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held July 29, 2009

TO OUR STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Christopher & Banks Corporation, which will be held on Wednesday, July 29, 2009 at the offices of our outside counsel, Dorsey & Whitney LLP, at 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota. The meeting will convene at 3:00 p.m. local time for the following purposes:

  1.
  To elect two Class III directors as nominated by our Board of Directors to each serve a three-year term;

  2.
  To approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010;

  4.
  To consider a stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Our Board of Directors has fixed the close of business on June 5, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

        This year we are using a new Securities and Exchange Commission rule to furnish our proxy statement, 2009 Annual Report to Stockholders and proxy over the Internet to stockholders. This means that most stockholders will not receive paper copies of these documents as in prior years. Instead, these stockholders will receive only a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access the proxy materials over the Internet and vote online or by telephone. If you received only the Notice and would like to receive a copy of the printed proxy materials, the Notice contains instructions on how you can request copies of these documents.

        We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by Internet or by telephone as described in the following materials or, if you received a copy of the printed proxy materials, by completing and signing the enclosed proxy card and returning it in the envelope provided. If your shares are held in the name of a broker, trust, bank or other nominee, you will need proof of ownership to be admitted to the meeting, as described under "How can I attend the Annual Meeting?" on page 5 of the proxy statement.

By Order of the Board of Directors

Luke R. Komarek Secretary

Approximate Date of Mailing
of Proxy Material
June 16, 2009

i

ii

 PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 29, 2009

        The Board of Directors (the "Board") of Christopher & Banks Corporation (the "Company", "we", "us" and "Christopher & Banks") is soliciting proxies for use at the Christopher & Banks Corporation 2009 Annual Meeting of Stockholders to be held at 3:00 p.m. local time on Wednesday, July 29, 2009, and at any adjournment of the meeting. The meeting will be held at the offices of our outside counsel, Dorsey & Whitney LLP, at 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota. The proxies are being solicited for the following purposes:

  1.
  To elect two Class III directors as nominated by our Board of Directors to each serve a three-year term;

  2.
  To approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010;

  4.
  To consider a stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors; and

  5.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The proxy materials are first being mailed or made available to our stockholders on or about June 16, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the Annual Meeting?

        Holders of Christopher & Banks Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on June 5, 2009, the record date for the Annual Meeting, are entitled to vote at our Annual Meeting. As of June 5, 2009, 35,460,587 shares of Common Stock were outstanding.

What are my voting rights?

        Holders of our Common Stock are entitled to one vote per share. Therefore, a total of 35,460,587 votes are entitled to be cast at the Annual Meeting for each proposal. There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

        In accordance with our by-laws, shares equal to a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the record date must be present at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the Annual Meeting if:

  •
  you are present and vote in person at the Annual Meeting; or

  •
  you have properly and timely submitted your vote as described below under "How do I vote?".

        If a quorum is not present or represented at the Annual Meeting, the stockholders and proxies entitled to vote will have the power to adjourn the Annual Meeting, without notice other than an announcement at that time, until a quorum is present or represented.

What is a proxy?

        It is your designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your "proxy vote." Three of our executive officers have been designated as proxies for our 2009 Annual Meeting. These executive officers are Lorna E. Nagler, Michael J. Lyftogt and Luke R. Komarek.

What is a proxy statement?

        It is a document that we are required to give you, in accordance with regulations of the Securities and Exchange Commission, when we ask you to designate proxies to vote your shares of our Common Stock at an Annual Meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by the regulations of the Securities and Exchange Commission and the rules of the New York Stock Exchange.

What is the difference between a stockholder of record and a "street name" holder?

        If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares. In that case, your shares are said to be held in "street name". Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described below under "How do I vote my shares?".

How do I vote my shares?

Shares Held by Stockholders of Record

        If you are a stockholder of record, you can submit a proxy to be voted at the Annual Meeting by completing, signing and mailing the enclosed proxy card. Please return your signed proxy card promptly to ensure we receive it before the Annual Meeting.

Shares Held in "Street Name"

        If you hold your shares in street name, your shares may be voted before the Annual Meeting using any of the following methods and your shares will be voted as you have instructed:

  •
  By Internet.  The Notice Regarding the Availability of Proxy Materials indicates the website you may access for Internet voting using the 12-digit control number in the notice. The Internet voting website has easy to follow instructions and allows you to confirm that the system has properly recorded your votes.

  •
  By Telephone.  In order to vote your shares by telephone, please go to www.proxyvote.com and log in using the 12-digit control number provided on your Notice Regarding the Availability of Proxy Materials. You will be provided with a telephone number for voting at that site. When you vote by telephone, you will be required to enter your 12-digit control number, so please have it available when you call. As with Internet voting, you will be able to confirm that the system has properly recorded your votes.

  •
  By Mail.  If you receive paper copies of the proxy materials by mail, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee or holder of record.

        Your vote is important, and we encourage you to vote promptly. Internet and telephone voting is available through 11:59 p.m. Eastern Time on Tuesday, July 28, 2009, for all shares entitled to vote.

        If you hold shares in street name, submitting your proxy will not affect your right to vote in person if you decide to attend the Annual Meeting. See "Can I vote my shares in person at the Annual Meeting?" below.

What does it mean if I receive more than one proxy card or notice?

        If you receive more than one proxy card or Notice of Internet Availability of Proxy Materials it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, you will need to be sure to vote once for each account.

Can I vote my shares in person at the Annual Meeting?

        If you are a stockholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above in advance of the Annual Meeting so your vote will be counted if you later decide not to attend the Annual Meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting, the vote you submit at the Annual Meeting will override your proxy vote.

        If you are a street name holder, you may vote your shares in person at the Annual Meeting only if you obtain and bring to the Annual Meeting a signed letter or other form of proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the Annual Meeting.

How does the Board recommend that I vote?

        The Board recommends a vote:

  •
  FOR each of the two nominees to serve as a Class III director;

  •
  FOR the approval of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan;

  •
  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010; and

  •
  AGAINST the stockholder proposal.

        We are not aware of any other matters that will be voted on at the Annual Meeting. However, if any other business properly comes before the meeting, the persons named as proxies for stockholders will vote on those matters in a manner they consider appropriate.

What if I do not specify how I want my shares voted?

        If you submit a signed proxy card or submit your proxy by Internet or telephone and do not specify how you want to vote your shares, we will vote your shares:

  •
  FOR each of the two nominees to serve as a Class III director;

  •
  FOR the approval of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan;

  •
  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010; and

  •
  AGAINST the stockholder proposal.

        Your vote is very important. We urge you to vote, or to instruct your broker, bank, trust or other nominee how to vote, on all matters before the Annual Meeting.

        Note:    If you are a street name holder and fail to instruct the stockholder of record how you want to vote your shares on a particular matter, those shares are considered to be "uninstructed." New York Stock Exchange rules determine the circumstances under which member brokers of the New York Stock Exchange may exercise discretion to vote "uninstructed" shares held by them on behalf of their clients who are street name holders. With respect to the proposals to elect directors and ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the rules permit member brokers to exercise voting discretion as to the uninstructed shares. The rules do not permit member brokers to exercise discretion on the proposals to approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan or the stockholder proposal. If the broker, bank or other nominee is not permitted to exercise discretion, the uninstructed shares will be referred to as a "broker non-vote." For more information regarding the effect of broker non-votes on the outcome of the vote, see below under "How are votes counted?".

How do I revoke my proxy?

        You may revoke your proxy and change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by:

  •
  submitting a later-dated proxy card to our Corporate Secretary to the Company's address listed above, which must be received by us before the time of the Annual Meeting;

  •
  by sending a written notice of revocation to our Corporate Secretary to the Company's address listed above, which must be received by us before the time of the Annual Meeting; or

  •
  by voting in person at the Annual Meeting.

        If you voted through the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. Eastern Time on Tuesday, July 28, 2009.

What vote is required to approve each item of business included in the notice of Annual Meeting?

        The election of the Class III directors shall be determined by the affirmative vote of a plurality of the votes cast at the Annual Meeting. This means that since stockholders will be electing two directors, the two director nominees receiving the highest number of votes will be elected. The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by the stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan, to ratify the selection of our independent registered public accounting firm and to approve the stockholder proposal.

How are votes counted?

        You may either vote "FOR" or "WITHHOLD" authority to vote for each director nominee. You may vote "FOR", "AGAINST" or "ABSTAIN" on each of the other proposals. If you properly submit your proxy, but withhold authority to vote for one or more director nominees or abstain from voting on one or more of the other proposals, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum and for the purpose of calculating the vote on the particular matter(s) with respect to which you abstained from voting or withheld authority to vote. If you do not submit your proxy or voting instructions and also do not vote at the Annual Meeting, your shares will not be counted as present at the Annual Meeting for the purpose of determining a quorum unless you hold your shares in street name and the broker, bank, trust or other nominee has discretion to vote your shares and does so. For more information regarding discretionary voting, see the information above under "What if I do not specify how I want my shares voted but sign the proxy card?".

        If you withhold authority to vote for one or more of the director nominees or you do not vote your shares on this matter, this will have no effect on the outcome of the vote. With respect to the proposals to approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan, to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm and to approve the stockholder proposal, if you abstain from voting this will have the same effect as a vote against the proposal, but if you do not vote your shares (or, for shares held in street name, if you do not submit voting instructions and your broker, bank, trust or other nominee does not vote your shares), this will have no effect on the outcome of the vote.

Will my vote be kept confidential?

        We have procedures to ensure that the voting tabulations are performed by an independent third party.

How can I attend the Annual Meeting?

        All of our stockholders are invited to attend the Annual Meeting. We will not require tickets for admission to the Annual Meeting. However, you may be asked to present valid photo identification, such as a driver's license or passport, before being admitted to the Annual Meeting. If you hold your shares in street name, you also may be asked to present proof of ownership to be admitted to the Annual Meeting. A brokerage statement or letter from your broker, bank, trust or other nominee are examples of proof of ownership. No cameras, cellular telephones or pagers will be allowed to be used in the meeting room, and all attendees are expected to comply with the rules of conduct for the Annual Meeting.

Who pays for the cost of proxy preparation and solicitation?

        We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for these services other than their regular salaries.

Why did I receive a Notice of Internet Availability of Proxy Materials this year instead of a printed copy of the proxy materials?

        We have decided to use the new Notice and Access rule recently adopted by the Securities and Exchange Commission to provide access to our proxy materials over the Internet instead of mailing a printed copy of the proxy materials to each stockholder. This new rule allows us to further our commitment to business policies and practices that sustain the environment and to reduce corporate expense. As a result, on or about June 16, 2009, we mailed to our street name holders only a Notice of Internet Availability of Proxy Materials ("Notice") that tells them how to access and review the information contained in the proxy materials and how to vote their proxies over the Internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to be Held on July 29, 2009:

Our proxy statement and 2009 Annual Report to Stockholders are available at
https://materials.proxyvote.com/171046.

ITEM 1—ELECTION OF DIRECTORS

        The number of directors currently serving on our Board is seven. Our Board is divided into three classes. The members of each class are elected to serve a three-year term, with the term of office for each class ending in consecutive years.

        At this year's Annual Meeting, the terms of our Class III directors will expire. Our current Class III directors are Mark A. Cohn and James J. Fuld, Jr.

        On the recommendation of the Governance and Nominating Committee, the Board has nominated Mark A. Cohn and James J. Fuld, Jr. as Class III director nominees to serve until the 2012 Annual Meeting of Stockholders. Each has indicated a willingness to serve. Mr. Cohn was elected to the Board in October 2006. Mr. Fuld was re-elected as a Class III director at the Company's Annual Stockholder Meeting in 2006. The election of each nominee requires the affirmative vote of a plurality of the votes cast at the Annual Meeting in person or by proxy. Proxies may not be voted for more than two directors. If for any reason any nominee becomes unable to serve before the Annual Meeting occurs, the persons named as proxies may vote your shares for a substitute nominee as recommended by our Board of Directors.

        The other directors will continue in office for their existing terms. Robert Ezrilov and Anne L. Jones serve as Class I directors with terms expiring in 2010. Larry C. Barenbaum, Martin L. Bassett and Lorna E. Nagler serve as Class II directors with terms expiring in 2011.

Board Recommendation

        The Board recommends a vote FOR the election of Mr. Cohn and Mr. Fuld. Proxies will be voted FOR the election of the two nominees, unless otherwise specified.

        Below is biographical information for each of the nominees for election as a director and for the directors whose terms of office will continue after the Annual Meeting.

Class III Directors—Nominees for Terms Ending in 2012

        Mark A. Cohn, 52, was elected to our Board in October 2006. Mr. Cohn is currently the Chairman and Chief Executive Officer of Third Season, LLC ("Third Season"), a company he founded in 2003. Third Season serves as a holding company, or incubator, of a number of small micro consumer marketing companies. Mr. Cohn was a founder of Damark International Inc., a consumer catalog company. He served as Damark's Chief Executive Officer from the company's inception in 1986 until February 2001. Mr. Cohn served as Chairman, President and Chief Executive Officer of Intelefilm Corporation from October 2001 to August 2002.

        James J. Fuld, Jr., 61, has served as one of our directors since 1986. From November 1986 to December 1990, he served as our Secretary. Since December 1979, Mr. Fuld has been the Chairman, President and sole stockholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm which focuses on retail and consumer product companies. Mr. Fuld served for approximately one year as the non-employee Chairman of the Board of J. Silver Clothing, Inc., a retailer, which filed a voluntary petition of relief under Chapter 11 of the U.S. Bankruptcy Code on February 25, 2005 and which was subsequently converted into a liquidation proceeding under Chapter 7 of the U.S. Bankruptcy Code. Mr. Fuld also serves on the Executive Board of the University of Pennsylvania Alumni Fund.

 Class I Directors—Terms Ending in 2010

        Robert Ezrilov, 64, has served as one of our directors since August 2001. From May 2002 to the present, Mr. Ezrilov has served in various capacities, most recently as Chief Executive Officer, at Cogel Management Company, an investment management company. From April 2001 to May 2002, Mr. Ezrilov served as an independent consultant. From July 1997 to April 2001, Mr. Ezrilov served as President of Metacom, Inc., a company that sold prerecorded music on interactive displays. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966. Mr. Ezrilov also serves on the Board of C. H. Robinson Worldwide, Inc. and serves as an advisory director to Holiday Companies.

        Anne L. Jones, 63, has served as one of our directors since January 2000. From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational development consulting firm. In 2000, Ms. Jones partnered to form BancPlan LLC and developed an internet-based strategic assessment tool assisting community banks in the strategic planning process. Ms. Jones served as President and Chief Executive Officer of BancPlan LLC from 2000 to 2005. Prior to that, Ms. Jones served in various sales and product development capacities with IBM from 1968 to 1979. Ms. Jones also serves on the Board of the Jones Family Foundation, Red Wing, Minnesota.

Class II Directors—Terms Ending in 2011

        Larry C. Barenbaum, 62, was named Chairman of our Board in December 2005. He has served as one of our directors since March 1992. Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970. Mr. Barenbaum also serves on the Board of Lakes Entertainment, Inc.

        Martin L. Bassett, 47, has served as one of our directors since May 2008. Since February 2001, Mr. Bassett has been President and Chief Executive Officer of Walman Optical, an ophthalmic company. Prior to that, Mr. Bassett served Walman Optical in the areas of finance and operations. He is a director of The Walman Optical Company, Hydrogel Vision Corporation and The Vision Council of America. Mr. Bassett is also a member of the Young President's Organization and the Minnesota Society of CPA's.

        Lorna E. Nagler, 52, has served as President and Chief Executive Officer since August 2007. From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women's apparel company. She was President of Catherines' Stores, also a division of Charming Shoppes, Inc., from 2002 to 2004. From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, a general merchandise company, including Senior Vice President, General Merchandise Manager—Apparel and Jewelry from 2000 to 2002 and Divisional Vice President, General Merchandise Manager—Kids and Menswear from 1998 to 2000. From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids R Us. Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

        The Board conducts its business through meetings and written consents of the Board and the following standing committees: Audit, Compensation, and Governance and Nominating. Each of the standing committees has adopted and operates under a written charter, all of which are available on our website at www.christopherandbanks.com—select the "Investor Relations" link and then the "Corporate Governance" link. Other corporate governance documents available on our website include our Corporate Governance Guidelines and Code of Conduct. All of these documents also are available in print to any stockholder who requests them from our Corporate Secretary.

Code of Conduct

        We have adopted a Code of Conduct applicable to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer, controller and other employees performing similar functions.

Director Independence

        Our Corporate Governance Guidelines provide that a majority of the directors of the Company shall meet the independence requirements of the New York Stock Exchange. Under the New York Stock Exchange rules, no director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (directly, or as a partner, stockholder or officer of an organization that has a relationship with us).

        The Board has affirmatively determined, in accordance with the standards set forth in the Corporate Governance Guidelines, that none of the individuals serving as non-employee directors during fiscal 2009 (including the non-employee directors being nominated for election at the Annual Meeting) has a material relationship with us and that each such non-employee director (including Larry C. Barenbaum, Martin L. Bassett, Donald D. Beeler, Mark A. Cohn, Robert Ezrilov, James J. Fuld, Jr. and Anne L. Jones) is independent.

        Our other director, Ms. Nagler, cannot be considered an independent director because of her employment as our President and Chief Executive Officer.

Meetings of the Independent Directors

        At both the Board and committee levels, our non-employee directors meet regularly in executive sessions in which Ms. Nagler and other members of management do not participate. Mr. Barenbaum, our non-executive Chairman, serves as the presiding director of executive sessions of the Board, and the Chair of each committee serves as the presiding director at executive sessions of that committee. In fiscal 2009, our non-employee directors met in executive sessions of the Board without management on five occasions.

Stock Ownership Guidelines

        The Board has established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined our Board. As of May 1, 2009, all of the directors who have served four or more years on the Board met this stock ownership guideline.

Term/Age Limits

        The Board does not believe it is advisable to establish arbitrary term limits on directors' services. The Board has a mandatory retirement age under which the director must complete his or her term before age 73. As part of its responsibilities, the Governance and Nominating Committee evaluates each incumbent director's qualifications, performance and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

Limitation on Board Service

        Our Corporate Governance Guidelines provide that no member of the Board shall simultaneously serve on the boards of directors of more than three public companies in addition to ours. A director shall notify the Chairman of the Board prior to becoming a director of another public company, in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as one of our directors. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director's ability to carry out his or her responsibilities as one of our directors, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        All of the Company's directors, and in particular the director nominees, are encouraged to attend the Annual Meeting. All eight of our then current directors attended the 2008 Annual Meeting of Stockholders.

        The Board of Directors held ten meetings during fiscal 2009. Each director holding office during the year attended more than 85% of the aggregate of the meetings of the Board of Directors (held during the period for which he or she had been a director) and the meetings of the committees on which he or she served (held during the period for which he or she served).

        Our Board has three committees: Audit, Compensation, and Governance and Nominating. As of June 1, 2009, the members and Chairs of those committees were:

Independent Directors	Audit	Compensation	Governance & Nominating
Larry C. Barenbaum	X		Chair
Martin L. Bassett	X	X
Mark A. Cohn	X	X
Robert Ezrilov	Chair		X
James J. Fuld, Jr.		Chair	X
Anne L. Jones		X	X

The Audit Committee

        All Audit Committee members are "independent" under applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules and regulations. Our Board of Directors has determined that two members of the Audit Committee, Mr. Ezrilov and Mr. Bassett, each meet the definition of an "audit committee financial expert" as established by the Securities and Exchange Commission. The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the Company. The Audit Committee has the sole authority to appoint, review and discharge our independent accountants, and has established procedures for the receipt, retention, response to and treatment of complaints regarding accounting, internal controls or audit matters. In addition, the Audit Committee is responsible for:

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  reviewing the scope, results, timing and costs of the audit with the Company's independent accountants and reviewing the results of the annual audit examination and any accompanying management letters;

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  assessing the independence of the outside accountants on an annual basis, including receipt and review of a written report from the independent accountants regarding their independence consistent with the Independence Standards Board Standards;

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  reviewing and approving in advance the services provided by the independent accountants;

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  overseeing the internal audit function; and

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  reviewing the Company's significant accounting policies, financial results and earnings releases, and the adequacy of our internal controls and procedures.

        The Audit Committee held nine meetings during fiscal 2009. The Audit Committee has engaged PricewaterhouseCoopers LLC as our independent accountants for fiscal year 2010 and is recommending that the Company's stockholders ratify this selection at the Annual Meeting. The report of the Audit Committee is found on page 39 of this proxy statement.

The Compensation Committee

        All Compensation Committee members are "independent" under applicable New York Stock Exchange listing standards. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to executive compensation, employee compensation and benefits programs and plans, and leadership development and succession planning. In addition, the Compensation Committee is responsible for:

  •
  reviewing corporate performance and the performance of our Chief Executive Officer;

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  determining the compensation and benefits for our Chief Executive Officer and other executive officers;

  •
  establishing our compensation policies and practices;

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  administering our incentive compensation and stock plans, other than the 2006 Equity Incentive Plan for Non-Employee Directors (which is administered by the Governance and Nominating Committee); and

  •
  evaluating our benefit plans.

        The Compensation Committee has delegated authority to our Chief Executive Officer, Vice President, Human Resources and Chief Financial Officer to allocate equity awards to employees other than our executive officers in connection with recruiting, retention and significant promotions. This delegation permits the executive officers to determine the recipient of the award, as well as the type and amount of the award, subject to a limitation of 10,000 stock option grants and 4,000 shares of restricted stock during any consecutive 12 month period to any one individual and an overall aggregate limit of 150,000 shares.

        The Compensation Committee reviews and discusses with management the disclosures regarding executive compensation to be included in our annual proxy statement, and recommends to the Board inclusion of the Compensation Discussion and Analysis in our annual proxy statement. The responsibilities of the Compensation Committee are more fully described in the Committee's charter. For more information regarding the Compensation Committee's process in setting compensation, please see "Compensation Discussion and Analysis" below.

        The Compensation Committee held nine meetings during fiscal 2009. See "Compensation Discussion and Analysis" for a discussion of the role played by our Chief Executive Officer in compensation decisions. The Compensation Committee report on executive compensation is found on page 27 of this proxy statement.

The Governance and Nominating Committee

        All members of the Governance and Nominating Committee are "independent" under applicable New York Stock Exchange listing standards. The Governance and Nominating Committee serves in an advisory capacity to the Board of Directors on matters of organization and the conduct of Board activities. The Governance and Nominating Committee is responsible for:

  •
  identifying and recommending candidates for service on the Board of Directors;

  •
  adopting and revising our Corporate Governance Guidelines;

  •
  leading the Board of Directors in its annual review of the performance of the Board and the Board's committees;

  •
  recommending members and the Chair for Board committees;

  •
  periodically reviewing and making recommendations to the Board as to the size and composition of the Board, criteria for director nominees and directors cash and equity compensation; and

  •
  periodically reviewing our Code of Conduct with our General Counsel to recommend any appropriate changes to the Board.

        The Governance and Nominating Committee will consider Board of Director nominees recommended by stockholders that are submitted in accordance with the process described below under the caption "Procedures for Recommending, Nominating and Selecting Director Candidates".

        The Governance and Nominating Committee held six meetings during fiscal 2009.

Procedures for Contacting the Board

        The Board has established a process for stockholders and other interested parties to send written communications to the Board, the non-management directors, a particular committee or to individual directors, as applicable. Such communications should be sent by U.S. mail addressed to:

    Christopher & Banks Board of Directors
    c/o Christopher & Banks Corporation
    Attention: Corporate Secretary
    2400 Xenium Lane North
    Plymouth, MN 55441

        The Board has instructed the Corporate Secretary to promptly forward all communications so received to the full Board, the non-management directors, or the individual Board members specifically addressed in the communication. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding our compensation and benefit programs will be referred to the Compensation Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Governance and Nominating Committee.

        Depending on the subject matter, the Company's Corporate Secretary will:

  •
  forward the communication to the director or directors to whom it is addressed;

  •
  attempt to handle the inquiry directly, for example, where it is a request for information about our Company or if it is a stock-related matter; or

  •
  not forward the communication if it is primarily commercial in nature or if it relates to a topic that is not relevant to the Board or a particular committee or is otherwise improper.

Procedures for Recommending, Nominating and Selecting Director Candidates

Recommending Director Candidates for Nomination by the Board

        The Governance and Nominating Committee will consider director candidates recommended by stockholders. A stockholder who wishes to recommend a director candidate for nomination by the Board at the Annual Meeting of Stockholders or for vacancies of the Board that arise between Annual Meetings must timely provide the Governance and Nominating Committee with sufficient written documentation to permit a determination by the Board whether such candidate meets the required and desired director selection criteria set forth in our by-laws and our Corporate Governance Guidelines described below. Such documentation and the name of the director candidate must be sent by U.S. mail to:

    Christopher & Banks Board of Directors
    c/o Christopher & Banks Corporation
    Attention: Corporate Secretary
    2400 Xenium Lane North
    Plymouth, MN 55441

Nominating Director Candidates

        Under our by-laws, only persons nominated in accordance with the procedures set forth in the by-laws will be eligible to serve as directors. In order to nominate a candidate for service as a director, you must be a stockholder at the time you give the Board notice of your nomination, and you must be entitled to vote for the election of directors at the Annual Meeting at which your nominee will be considered. In accordance with our by-laws, director nominations generally must be made pursuant to notice delivered to or mailed and received at our principal executive offices at the address above, not later than the 90th day, nor earlier than the 120th day, prior to the first anniversary of the prior year's Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 30 days from such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made. Your notice must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The notice must contain (1) the name and address of the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made and (2) the class and number of shares owned by the stockholder and such beneficial owner.

Evaluating Director Candidates

        Our Corporate Governance Guidelines require the Governance and Nominating Committee to consider several factors when evaluating the appropriate characteristics of candidates for service as a director. The Governance and Nominating Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the Governance and Nominating Committee. At a minimum, director candidates must demonstrate high standards of ethics, integrity, independence, sound judgment, strength of character and meaningful experience and skills in business or other appropriate endeavors. In addition to these minimum qualifications, the Governance and Nominating Committee considers other factors it deems appropriate based on the current needs and desires of the Board, including specific business and financial expertise currently desired on the Board, experience as a director of a public company, location, age, gender and ethnic diversity. A member of the Governance and Nominating Committee will contact for further review those candidates who the Governance and Nominating Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. The Governance and Nominating Committee is responsible for conducting, subject to applicable law, any inquiries into the background and qualifications of the candidate. Based on the information the Governance and Nominating Committee learns during this process, it determines which nominee(s) to recommend to the Board to submit for election. The Governance and Nominating Committee uses the same process for evaluating all director candidates, regardless of the source of the recommendation.

        The Governance and Nominating Committee is authorized to use, as it deems appropriate or necessary, an outside consultant to identify and screen potential director candidates. The Governance and Nominating Committee will reassess the qualifications of a current director, including the director's attendance and contributions at Board and committee meetings, prior to recommending a director for reelection.

Compensation Program for Non-Employee Directors

        Our Governance and Nominating Committee is responsible for reviewing director compensation and making recommendations to the Board. The recommendations of the Governance and Nominating Committee for fiscal 2009 were based on industry, peer group and independent third party comparisons of director compensation and the Company's past practices. Based on the Committee's recommendation, our Board determines the compensation of our directors on an annual basis. Directors who are our employees do not receive compensation for their services as directors. No outside consultants were used in setting director compensation for fiscal 2009.

        In fiscal 2009, non-employee directors received an annual cash retainer of $48,000 for service on our Board. Larry Barenbaum's additional annual cash compensation as Chairman of the Board was $60,000. In recognition of his services during the August 2007 to July 2008 period, Mr. Barenbaum was awarded additional cash compensation of $40,000 and 3,500 shares of restricted stock in July 2008. The Chairs of the Audit, Compensation, and Governance and Nominating Committees each received an additional annual retainer of $9,000, $7,000 and $5,000, respectively. Other members of the Audit Committee received an additional annual retainer of $4,500, the other members of the Compensation Committee received an additional annual retainer of $3,500 and the other members of the Governance and Nominating Committee received an additional annual retainer of $2,500.

        In addition to the cash retainer, we also grant equity awards to our non-employee directors in order to further align their interests with those of our stockholders. On July 30, 2008, we granted each director an option to purchase 12,000 shares of our common stock with an exercise price of $8.69 per share and awarded 3,500 shares of restricted stock to each director. The options become exercisable six months from the date of grant. The restricted shares are restricted from sale for six months from the date of grant.

        The 2006 Equity Incentive Plan for Non-Employee Directors (the "2006 Directors Plan") permits stock options, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards and stock appreciation rights. The 2006 Directors Plan is administered by the Governance and Nominating Committee. The Governance and Nominating Committee has broad powers to: (i) establish rules for the administration of the 2006 Directors Plan; (ii) select the participants in the 2006 Directors Plan; (iii) determine the types of awards to be granted and the number of shares covered by such awards; and (iv) set the terms and conditions of such awards.

 Non-Employee Director Compensation for Fiscal 2009

        The following table sets forth the cash and non-cash compensation awarded to or earned by each person who served as a non-employee director during fiscal 2009.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2) (3) (4)		Option Awards ($) (2) (5) (6)	All Other Compensation ($) (7)	Total ($)
Larry C. Barenbaum	157,917	(8)	60,830	(8)	34,223	840	253,390
Martin L. Bassett	42,125		36,362		40,601	455	119,332
Donald D. Beeler(9)	22,917		0		0	0	22,917
Mark A. Cohn	54,250		30,415		34,223	420	119,098
Robert Ezrilov	59,333		30,415		34,223	420	124,181
James J. Fuld, Jr.	55,625		30,415		34,223	420	120,263
Anne L. Jones	54,708		30,415		34,223	420	119,556

(1)
The amounts consist of cash fees paid to the non-employee directors as described in the "Compensation Program for Non-Employee Directors" above.

(2)
The amounts listed are equal to the compensation cost recognized during fiscal 2009 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R ("FAS 123R"). Additional information related to the calculation of the compensation costs, including the assumptions made, is set forth in Note 11 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K. Dividends are paid on shares of restricted stock at the same rate as paid on our common stock.

(3)
For fiscal 2009, the grant date fair value computed in accordance with FAS 123R for the shares of restricted stock granted to each non-employee director was (i) $30,415 for the 3,500 shares of restricted stock awarded to each of the non-employee directors as of the Annual Meeting of Stockholders on July 30, 2008, except that, in the case of Mr. Barenbaum, it was $60,830 for the 7,000 shares of restricted stock awarded to him on July 30, 2008, and (ii) $5,947 for the 583 shares of restricted stock awarded to Mr. Bassett in conjunction with joining the Board on May 20, 2008. Additional information related to the calculation of the grant date fair value is set forth in Note 11 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K.

(4)
None of our non-employee directors held any shares of restricted stock on February 28, 2009.

(5)
The grant date fair value computed in accordance with FAS 123R for the options granted to each non-employee director during fiscal 2009 was (i) $34,223 for the 12,000 stock options granted to each of the non-employee directors as of the Annual Meeting of Stockholders on July 30, 2008, and (ii) $6,378 for the 2,000 stock options granted to Mr. Bassett in conjunction with joining the Board on May 20, 2008. Additional information related to the calculation of the grant date fair value is set forth in Note 11 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K.

(6)
The number of stock options held by the non-employee directors on February 28, 2009 was as follows: Mr. Barenbaum (54,000), Mr. Bassett (14,000), Mr. Beeler (24,000), Mr. Cohn (34,000), Mr. Ezrilov (72,000), Mr. Fuld (72,000) and Ms. Jones (72,000).

(7)
Dividends of $0.06 per share were paid on the restricted stock held by each non-employee director on October 7, 2008 and January 14, 2009.

(8)
During fiscal 2009, Mr. Barenbaum was awarded $40,000 and 3,500 shares of restricted stock for his services as non-executive Chairman, in addition to his $60,000 annual retainer as non-executive Chairman and his other compensation and stock awards as a non-employee director.

(9)
Mr. Beeler's service on our Board ended on July 30, 2008.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This year we have structured the Compensation Discussion and Analysis (the "CD&A") in two sections. The first part, entitled "Discussion of Compensation Programs for Fiscal 2009 and 2010", describes how the Compensation Committee applied its compensation philosophy during fiscal 2009, the impact of the severe economic downturn which significantly affected the Company for much of fiscal 2009 and how the Compensation Committee has applied and modified that compensation philosophy in these challenging times with respect to senior executive compensation for fiscal 2010. The second part of the CD&A, entitled "Compensation Program Framework", discusses in greater detail the principal elements of our compensation philosophy and practices.

I. Discussion of Compensation Programs for Fiscal 2009 and 2010

Fiscal Year 2009 Compensation

        In fiscal 2009, the Company, as well as many other companies, faced very difficult macroeconomic conditions which negatively impacted the Company's ability to meet its performance objectives. As described below, the compensation programs reflected the Committee's long-term compensation goals of tying executive compensation to the Company's performance and alignment with the Company's stockholders.

        The Compensation Committee considers salary increases on an annual basis at its February meeting and also establishes the bonus program goals for the upcoming fiscal year and long-term incentive awards at that meeting. In the context of the Company's performance at that time, the majority of our executive officers named in the Summary Compensation Table (the "Named Executive Officers") were granted salary increases at the February 2008 meeting. Consistent with tying long-term compensation to the Company's performance, the Committee modified its equity grant program in fiscal 2009 by increasing our emphasis on performance-based stock awards as part of our increased focus on accountability and on a performance-based management system.

        The economic downturn impacted in significant ways the compensation of the Named Executive Officers in fiscal 2009. The following is a list of some of the ways in which Ms. Nagler's and the other Named Executive Officers' compensation has been affected:

  •
  No performance bonus was earned for fiscal 2009 under the Company's 2006 Senior Executive Incentive Plan because the performance goal was not achieved for the 2009 fiscal year. (Modest discretionary bonuses were paid to certain of the Named Executive Officers as discussed below.)

  •
  All of the stock options granted to the Named Executive Officers in fiscal 2009 and in recent prior years are now significantly underwater. The values of the option awards listed in the Summary Compensation Table on page 27 of this proxy statement are based on compensation expense recorded for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) ("FAS 123(R)") and do not reflect the current value to the Named Executive Officers. For example, the option awards listed for Ms. Nagler and the other Named Executive Officers in the "Summary Compensation Table" under "Options Awards" in the "Outstanding Equity Awards at Fiscal Year-End" table are totally comprised of stock options that are considerably underwater and, accordingly, do not have any current intrinsic value.

  •
  The performance-based restricted stock granted to the Named Executive Officers in fiscal 2009 and scheduled to vest in fiscal 2010, 2011 and 2012 based on achieving performance goals for fiscal 2009 was forfeited because the performance goal was not achieved.

Compensation Strategy for Fiscal Year 2010

        The Compensation Committee has fine-tuned the application of its compensation philosophy to reflect the current economic conditions and the Company's performance. For example, for fiscal 2010, the Committee placed more emphasis on key business goals viewed as essential to managing through the current economic environment, such as maintaining a strong cash position and reducing the Company's cost structure, and the compensation objectives for fiscal 2010 reflect that philosophy.

        With this context in mind, the Committee made its compensation decisions at its February 2009 meeting, taking into account the balance it must strike among three key factors: maintaining a consistent pay for performance philosophy and practice, driving the Company's short-term business goals given the current environment, and motivating and rewarding senior executives on a pay for performance basis, addressing both long-term and short-term performance objectives.

        Accordingly, the Committee made the following decisions for fiscal 2010 compensation for the Named Executive Officers:

  •
  Ms. Nagler and the other Named Executive Officers will not receive any salary increases in fiscal 2010;

  •
  To address the substantially reduced value of the senior executives' equity interest in the Company, the Committee awarded to Ms. Nagler and several of the other senior executives a grant of stock options which in the aggregate represented a larger number of options than in the previous fiscal year but constituting a lower dollar value of total compensation as compared to the prior fiscal year. To address the impact of the significantly lower price of the Company's stock on the April 2009 grant date and to serve as a long-term retention device, the Committee extended the vesting of the stock options from a three-year to a five-year period.

  •
  67% of the restricted stock awards to Ms. Nagler and 60% in the case of the other Named Executive Officers are performance-based and will only be earned if the Company achieves the performance goals for fiscal 2010 related to such awards.

  •
  The threshold performance level for the performance-based restricted stock awards in fiscal 2010 is set at 100% of the target as compared to a threshold of 80% of the target with respect to the fiscal 2009 awards.

  •
  The aggregate long-term value of the equity awards for fiscal 2010 as measured by the Committee at the time of grant is less than the value of the equity awards granted to the Named Executive Officers for fiscal 2009.

        Subject to stockholder approval and as discussed elsewhere in this proxy statement, the Compensation Committee also approved, as did the Board of Directors, a new annual cash incentive plan. The new plan contains a broad range of financial or operational measurements on which the Compensation Committee can base annual cash incentives, rather than being limited to the one performance measurement contained in the 2006 Senior Executive Incentive Plan. The Committee believes this additional flexibility will allow it to design annual incentive compensation that is responsive to the current business environment and focused on the Company's key initiatives or metrics in response to those current conditions.

II. Compensation Program Framework

Overview

        This CD&A describes the major elements of our compensation program for the Named Executive Officers. This CD&A also discusses the objectives, philosophy, process and decisions underlying the compensation of the Named Executive Officers. The CD&A should be read together with the executive compensation tables and related footnotes found later in this proxy statement.

        The Compensation Committee of our Board of Directors is composed entirely of independent directors, as determined under the New York Stock Exchange rules and Section 162(m) of the Internal Revenue Code. The Compensation Committee oversees our compensation and benefits policies and oversees and sets the compensation for the Chief Executive Officer and the other Named Executive Officers.

        The principal elements of our executive compensation program for fiscal 2009 were:

  •
  base salary;

  •
  annual incentives;

  •
  long-term incentives;

  •
  other personal benefits and perquisites; and

  •
  severance arrangements.

Compensation Program Objectives and Reward Philosophy

        As a retail company, we operate in a highly competitive and challenging industry, with considerable mobility of, and opportunity for, experienced senior executives. Attracting, retaining and motivating talented executives who will drive our marketplace success and industry leadership is a critical component of our ongoing financial performance. In light of the competitive environment, our Compensation Committee believes that our compensation program should be designed with a dual purpose: (1) provide a level of total compensation required to both attract and retain talented and experienced key executives; and (2) provide rewards to motivate individual performance in a manner designed to promote the success of the Company. The Compensation Committee is guided by the following key objectives and reward philosophies in the design and implementation of our executive compensation program:

  •
  Competitive Pay.  Our compensation program is designed to provide a total compensation package comprised of base salary and annual and long-term incentives that approximates the median level of compensation packages and practices of our peer group companies, as well as of retail companies in general.

  •
  Pay for Performance.  Our compensation program is intended to motivate our executive officers, including the Named Executive Officers, to drive our business and financial results and is designed to reward both short-term performance as well as sustainable performance over a longer period of time. A considerable portion of each executive's compensation is conditioned upon the achievement of various pre-established financial objectives.

  •
  Alignment with Stockholders.  By providing to our executive officers stock incentives that constitute a considerable part of their total compensation, our executive officers' interests should be aligned with the interests of our stockholders. Our compensation program should motivate and reward our executive officers to drive performance which leads to the enhancement of long-term stockholder value.

Process and Market Considerations

Process

        In making its compensation decisions, the Compensation Committee takes into account the recommendations of the Chief Executive Officer as to compensation, including bonuses, stock option and restricted stock awards, to be awarded to the other Named Executive Officers. Other than providing such recommendations, our Chief Executive Officer does not participate in the Compensation Committee's decisions regarding executive compensation. All such decisions are made by the Compensation Committee. Our Compensation Committee has engaged outside compensation consultants to assist with compensation-related matters when deemed appropriate. In connection with setting executive officer compensation for fiscal 2009, the Compensation Committee consulted the market data described under "Competitive Market Assessment" below. The Compensation Committee regularly reports to the Board regarding its actions, decisions and recommendations.

        In making decisions with respect to each element of executive compensation, our Compensation Committee takes into consideration the impact of the total value of these elements for each executive and all executives as a group. In conjunction with making the annual executive compensation awards, the Compensation Committee reviews for each of the Named Executive Officers a summary report reflecting the executive's annual compensation, which includes perquisites and all other compensation, as well as comparative market data. The total amount of annual compensation provided to the Named Executive Officers is provided in the Summary Compensation Table in this proxy statement.

Competitive Market Assessment

        In fiscal 2008, the Compensation Committee engaged Towers Perrin, an independent compensation consultant, to review and analyze our overall compensation program and to conduct a competitive market assessment for executives and select management positions. In evaluating the competitiveness of our compensation programs, Towers Perrin reviewed, and provided to the Compensation Committee, market data from the following sources:

  •
  Proxy Analysis of Peer Companies.  The Compensation Committee considered the compensation practices of a peer group of 21 companies from the specialty retail industry as listed below:

Aeropostale, Inc.	Charming Shoppes Inc.	New York & Company, Inc.
Ann Taylor Stores Corp.	Chico's FAS, Inc.	Pacific Sunwear of California, Inc.
bebe stores, inc.	Childrens Place Retail Stores	The Talbots, Inc.
The Buckle Inc.	Coldwater Creek, Inc.	Tween Brands Inc.
Cache Inc.	The Dress Barn, Inc.	United Retail Group, Inc.
The Cato Corporation	The Gymboree Corp	Urban Outfitters, Inc.
Charlotte Russe Holding, Inc.	Hot Topic, Inc.	Wet Seal, Inc.
  •
  External Surveys.  In analyzing the competitiveness of our compensation program, Towers Perrin reviewed the following three external surveys covering both general and retail industries: (1) Towers Perrin Executive Compensation Database, (2) Watson Wyatt Report on Compensation and (3) William Mercer Compensation Surveys.

        Towers Perrin also conducted a specific review of our annual and long-term incentive programs and assisted the Compensation Committee in developing revised programs for fiscal 2009. The Committee reviewed and considered the Towers Perrin data in conjunction with its decisions as to fiscal 2009 compensation and incentive programs.

Our Fiscal 2009 Executive Compensation Program

Agreements with the Named Executive Officers

        Summary of Employment Agreement with Lorna E. Nagler.    Lorna E. Nagler was elected President and Chief Executive Officer effective August 31, 2007. We entered into an employment agreement with Ms. Nagler dated August 30, 2007, and amended the agreement effective April 30, 2008. Pursuant to the agreement, we agreed to pay Ms. Nagler an annual base salary of $800,000 for fiscal 2008 (on a pro-rated basis) and $850,000 for each of fiscal 2009 and 2010. Thereafter Ms. Nagler's base salary will be reviewed and adjusted by the Compensation Committee; provided, however, that Ms. Nagler's base salary cannot be reduced below $850,000 or Ms. Nagler's base salary for fiscal year 2010, whichever is higher. The employment agreement provides that Ms. Nagler is eligible to earn an annual bonus each fiscal year, commencing in fiscal 2009, of up to 100% of her then-current base salary in accordance with our senior executive incentive plan as in effect from time-to-time. The agreement provides that the Company shall grant Ms. Nagler 40,000 shares of the Company's common stock in each of fiscal 2009, 2010 and 2011, subject to the performance criteria specified in the agreement or such alternative performance criteria as agreed to by the Company and Ms. Nagler. It further provides that Ms. Nagler will be eligible to participate in, and will receive appropriate consideration by the Compensation Committee for, awards to be made under long-term incentive equity award programs that are approved by the Compensation Committee for use with the senior executives of the Company. Additional information regarding the equity awards made to Ms. Nagler in fiscal 2009 is provided in the Grants of Plan-Based Awards table in this proxy statement.

        Pursuant to Ms. Nagler's employment agreement, we agreed to pay Ms. Nagler a car allowance of $1,250 per month. We also agreed to reimburse Ms. Nagler for all reasonable and documented business expenses in accordance with our expense reimbursement policy, including, without limitation, Ms. Nagler's travel-related expenses for her travel from Ohio to Plymouth, Minnesota prior to her establishing a personal residence in the Minneapolis-St. Paul area. In addition, we agreed to provide Ms. Nagler life insurance coverage with a death benefit in the amount of $2,500,000 and to provide long-term care insurance for Ms. Nagler. We are also obligated under the agreement to pay certain expenses and compensation to Ms. Nagler in connection with her move from Ohio to the Minneapolis-St. Paul area. More specific information regarding this compensation is provided in footnote 3 to the Summary Compensation Table in this proxy statement.

        The termination and severance provisions in Ms. Nagler's employment agreement are described below under "Employment and Severance Arrangements with the Named Executive Officers".

        Analysis of Ms. Nagler's Employment Agreement.    The Compensation Committee set Ms. Nagler's compensation at a level intended to retain her service in a competitive market for talent. The Compensation Committee established the compensation terms of Ms. Nagler's employment agreement based on review of the compensation arrangement with our departing Chief Executive Officer, the compensation Ms. Nagler received in her prior position and the market data compiled by Towers Perrin with respect to compensation paid to chief executive officers by our peer companies listed above and other retailers.

        Summary of Separation Agreement with Andrew K. Moller.    Andrew K. Moller resigned as our Executive Vice President, Chief Financial Officer effective as of December 2, 2008. Pursuant to a Separation Agreement and Release Agreement dated December 2, 2008, we agreed to pay to Mr. Moller $275,000 (approximately nine months salary). The agreement further provides that, in the event Mr. Moller secures other employment, self-employment or a consulting position before the end of the separation pay period, the separation pay payable to Mr. Moller as described above will be offset and reduced by any compensation earned by Mr. Moller. The agreement also provides that, if Mr. Moller elects COBRA coverage, we will pay Mr. Moller's COBRA premiums for the period from December 1, 2008 through November 30, 2009.

        Analysis of Mr. Moller's Separation Agreement.    The terms of Mr. Moller's separation agreement were based in large part on the termination provisions in Mr. Moller's existing employment agreement with us. The severance compensation paid to Mr. Moller per his separation agreement is less than what was provided under his employment agreement.

        Summary of Separation Agreement with Kim A. Decker.    Kim A. Decker resigned effective as of September 5, 2008. Pursuant to a Separation Agreement and Release Agreement dated September 3, 2008, we agreed to pay to Ms. Decker her ending base salary ($250,750 annualized) for a period of

39 weeks. The agreement further provides that, in the event Ms. Decker secures other employment, self-employment or a consulting position before the expiration of the severance payment period, the separation pay payable to Ms. Decker as described above will be offset and reduced by any compensation earned by Ms. Decker. The agreement also provides that, if Ms. Decker elects COBRA coverage, we will pay Ms. Decker's COBRA premiums for the period from October 1, 2008 through June 30, 2009.

        Analysis of Ms. Decker's Separation Agreement.    The terms of Ms. Decker's separation agreement were based on the Company's recent practices for separation agreements, and the separation pay was computed in part based on Ms. Decker's more than 25 years with the Company.

        Agreements with Ms. Connell and Ms. Dahl.    A discussion of the terms of Ms. Connell's and Ms. Dahl's agreements with the Company are found on page 35.

Total Fiscal 2009 Compensation

        The Compensation Committee does not have a specific policy for allocating between annual and long-term compensation or between cash and equity compensation. In fiscal 2009, all annual compensation was in the form of cash, and all long-term compensation was in the form of equity. For Ms. Nagler, 75% of her fiscal 2009 compensation was in the form of annual cash compensation and 25% was in the form of long-term equity compensation. For Mr. Lyftogt, 77% of his fiscal 2009 compensation was in the form of annual cash compensation and 23% was in the form of long-term equity compensation. For Ms. Connell, 81% of her fiscal 2009 compensation was in the form of annual cash compensation and 19% was in the form of long-term equity compensation. For Ms. Dahl, 77% of her fiscal 2009 compensation was in the form of annual cash compensation and 23% was in the form of long-term equity compensation. For Mr. Komarek, 82% of his fiscal 2009 compensation was in the form of annual cash compensation and 18% was in the form of long-term equity compensation.

        The Committee's goal is over time to provide a total compensation package that approximates the median level of our peer group. Some of the Named Executive Officers were below this benchmark, due in part to design limitations in the Company's past incentive programs. The Committee addressed certain of these limitations in its design of the fiscal 2009 incentive program and will continue to review total compensation of each Named Executive Officer as it compares to that of our peer companies.

        Fiscal 2009 Base Salaries.    The base salary for Ms. Nagler for fiscal 2009 was $850,000 as set forth in her employment agreement. Following review and consideration of competitive market data and a discussion with the Chief Executive Officer as to the performance and assessment of the Named Executive Officers, the Committee approved the following salary increases for fiscal 2009 for the Named Executive Officers listed below:

  •
  Mr. Lyftogt received a merit increase of $7,000 or approximately 4.6%.

  •
  Ms. Connell received a merit increase of $30,000 or approximately 6.7%.

  •
  Mr. Komarek received a merit increase of $15,000 or approximately 8.1% and a market grade adjustment of $25,000 or 11.9% in recognition that his then current salary was 84% of the median for comparable positions based on a peer group analysis.

  •
  Ms. Decker received a merit increase of $10,000 or approximately 4.2%.

        The salary column in the Summary Compensation table below contains the annual base salary earned for 2009 for the Chief Executive Officer and each of the Named Executive Officers.

Annual Cash Incentives

        Annual Cash Incentive Plan.    The Compensation Committee adopted, and our stockholders approved, an annual cash incentive plan for our senior executives in 2006. The primary objective of our 2006 Senior Executive Incentive Plan is to provide annual cash incentives for our executive officers to achieve our strategic goals. This is consistent with our pay for performance philosophy. Our Compensation Committee annually sets a pre-tax, pre-bonus earnings goal against which actual results for the year will be measured to determine whether bonuses will be paid under the annual incentive plan, and, if so, the amount of such bonuses. Each of the Named Executive Officers was eligible to participate in our annual incentive plan for fiscal 2009. However, as Mr. Moller and Ms. Decker resigned from the Company prior to the end of fiscal 2009, they were not eligible for an award under the plan.

        Target Amount of Annual Incentive Payout.    The Compensation Committee reviews and approves an annual incentive target payout amount (which is a dollar amount stated as a percentage of base salary) under the annual incentive plan for each Named Executive Officer. This determination is made based on comparative data reviewed and considered by the Compensation Committee, including information discussed under "Competitive Market Assessment". For fiscal 2009, Ms. Nagler was eligible to earn a bonus of up to 150% of her base salary. Ms. Connell, Ms. Dahl, Mr. Moller, Ms. Decker and Mr. Komarek were eligible to earn a bonus of up to 100% of their base salaries. Mr. Lyftogt was eligible to earn a bonus of up to 80% of his base salary.

        2009 Annual Incentive Plan Performance Goals and Results.    The performance measures for fiscal 2009 were formulated to reward the achievement of the following objectives:

  •
  Enhance operating income;

  •
  Provide incentives to achieve growth in same store sales and to expand our customer base;

  •
  Maintain momentum in the development of merchandise which has significant appeal to our new and existing customers; and

  •
  Provide incentives to improve merchandise and operating profit margins.

        For fiscal 2009, the Compensation Committee determined that each participant would earn an annual incentive bonus based on their salary if we achieved operating income that equaled or exceeded 80% of the operating income target ("Target") in the Company's fiscal 2009 budget. The table below shows the percentage of salary Ms. Nagler and the other Named Executive Officers would earn at 80%, 100% and 120% of Target:

	80% of Target	100% of Target	120% of Target
Lorna E. Nagler	30%	75%	150%
Michael J. Lyftogt	16%	40%	80%
Susan C. Connell	20%	50%	100%
Monica L. Dahl	20%	50%	100%
Luke R. Komarek	20%	50%	100%
Andrew K. Moller	20%	50%	100%
Kim A. Decker	20%	50%	100%

        For fiscal 2009, the threshold performance goal established for the annual incentive plan of pre-tax, pre-bonus earnings of $35,934,637 was not met and thus no bonuses were payable under the plan for fiscal 2009.

        Discretionary Bonus.    The Compensation Committee decided to pay a discretionary bonus to Ms. Nagler in the amount of $60,000 to reward her for her considerable efforts on behalf of the

Company in fiscal 2009 and in recognition that she had realigned her management team, closed the Acorn division, refocused the supply chain, reduced headcount and instituted improved inventory management in a difficult retail environment. In addition, in recognition of and as a reward for their performance and contributions in fiscal 2009, the Committee also authorized discretionary bonuses as follows: Ms. Connell ($45,000); Ms. Dahl ($25,000); Mr. Komarek ($30,000); and Mr. Lyftogt ($10,000). Mr. Lyftogt also received a discretionary bonus in fiscal 2009 in the amount of $20,000 in recognition of his contributions as Vice President, Finance and the increasing role and responsibilities he was assuming with respect to the Company's Finance Department.

Long-Term Equity Incentives

        Program Design for Long-Term Equity Incentives.    In general, we review whether to grant long-term equity incentive awards to our executive officers near the end of or shortly following each fiscal year and, to the extent we approve such awards, they are effective as of the first day of our April trading window. The primary objectives of our equity incentive program are to:

  •
  retain key executives in a competitive market for talent;

  •
  more closely align executive interests with stockholder interests by directly conditioning a significant portion of the executive's compensation to his or her performance, as well as our performance; and

  •
  generate in our executives a strategic long-term interest in our performance rather than just on short-term financial success.

        The Committee's approach to long-term equity incentives is to balance between stock options and restricted stock awards. This allows us to provide a mix of long-term equity awards that has an effective incentive and retention impact across a range of business and industry conditions. This approach is also reflective of changes in accounting regulations for equity compensation and developments in competitive market practices. We have increased our emphasis on performance-based stock-based awards as part of our increased focus on accountability and on a performance-based management system. As a result, we implemented certain changes to our long-term incentive compensation program beginning in fiscal 2009 to improve our compensation program and to reflect our pay for performance philosophy. In fiscal 2009, we awarded shares of performance-based restricted stock as part of our annual grants to executive officers, in addition to awards of non-qualified stock options and shares of time-based restricted stock. Of the total value of long-term equity awards granted to a Named Executive Officer in fiscal 2009, approximately one-third was granted in the form of non-qualified stock options, one-third was granted in the form of time-based restricted stock and one-third was granted in the form of performance-based restricted stock.

        All equity-based awards to the Named Executive Officers in fiscal 2009 were made under our 2005 Stock Incentive Plan. The following types of equity compensation awards were used in fiscal 2009:

  •
  Non-qualified stock options.  The exercise price of each option granted in fiscal 2009 was equal to the final closing price of our common stock as reported on the New York Stock Exchange on the date of grant. Stock options granted in fiscal 2009 vest ratably over a three-year period and have a ten-year term. As the potential value ultimately realized by the option holder upon exercise increases with improvement in our stock price, stock options provide incentive for our executives to drive performance leading to increases in long-term stockholder value.

  •
  Restricted stock with time-based vesting.  All shares of time-based restricted stock granted in fiscal 2009 vest at the end of a three-year period following the date of grant, provided the executive officer remains continuously employed with us during that entire period. These awards are designed primarily to attract and retain senior executives. Because the value of a time-based restricted stock award increases as the market value of our stock increases, time-based restricted stock also provides an incentive for award recipients to drive performance that leads to improvement in the market value of our common stock.

  •
  Restricted stock with performance-based vesting.  The shares of performance-based restricted stock granted in fiscal 2009 are intended to provide an incentive and reward the executive for achievement of our strategic plans. The performance goal applicable to these equity grants for fiscal 2009 was a pre-tax, pre-bonus earnings target. For fiscal 2009, the Company failed to meet the minimum earnings target and accordingly no performance shares vested in fiscal 2010 for the fiscal 2009 performance-based restricted stock award and the entire award was forfeited.

        The Compensation Committee's practice for determining equity grants to our executive officers is first to evaluate the value of compensation that should be provided as equity. As part of this process, the Chief Executive Officer, with input from selected senior officers, recommends to the Compensation Committee, for executives other than the Chief Executive Officer, the level and types of awards. The Compensation Committee reviews the Chief Executive Officer's recommendations and considers the value of such awards and issues of pay-equity among the Named Executive Officers. Using a Black-Scholes valuation methodology, the value of one share of restricted stock is approximately three times higher than the value of one stock option. The vesting for the equity awards is determined by the Committee.

        Analysis.    Our Compensation Committee believes that the use of long-term equity incentives as a significant component of total compensation is consistent with our philosophy of aligning the interests of our executive officers with those of our stockholders and our pay for performance philosophy. The targeted value of equity awards at the time of grant is determined based on consideration of individual performance, level of responsibility, scope and complexity of the position of the executive officers, competitive market data, the costs and potential stockholder dilution of the program, overall business and market conditions, and incentive and retention objectives.

        In fiscal 2009, all of the equity awards received by the Named Executive Officers were part of the annual equity awards granted in April. The targeted value of equity compensation grants for the other Named Executive Officers was determined in the Compensation Committee's discretion based on each executive's position, duties and responsibilities and based on the Compensation Committee's historical grant practices. The specific numbers of stock options, shares of time-based restricted stock and shares of performance-based restricted stock that were granted to each of the Named Executive Officers in fiscal 2009 are set forth in the Grants of Plan-Based Awards table in this proxy statement.

        Our Compensation Committee intends to continue to award a mix of options, time-based restricted stock and performance-based restricted stock to our senior executives.

        Timing of Equity Awards.    Our Board has adopted a policy with respect to the granting of options, restricted stock and other awards under our equity incentive plans that specifies that grants to our executive officers may only be made in or become effective within an open trading window under our insider trading policy. An exception will be made for grants in connection with the hiring or promotion of an executive officer. In the case of an offer of employment, the grant may be approved in conjunction with the offer but may not become effective until the first date of employment.

Other Personal Benefits and Perquisites

        Primary Benefits.    The Named Executive Officers are eligible to participate in the same employee benefit plans in which all other eligible salaried employees participate. These plans include medical, dental, life insurance, disability and a qualified retirement savings plan.

        Perquisites.    Our Named Executive Officers are primarily compensated with cash and equity and not perquisites. The Compensation Committee does not view perquisites, which are mainly used to recruit and retain executive talent, to be an important element of the executive compensation program. Four of the Named Executive Officers received either a monthly car allowance or the use of a Company car in fiscal 2009. We paid the premiums on term and whole life insurance and long-term disability policies for some of the Named Executive Officers in fiscal 2009. During fiscal 2009, we reimbursed two of the Named Executive Officers for moving and relocation expenses, and Ms. Nagler received gross-up payments for such expenses. Pursuant to the terms of Ms. Nagler's employment agreement, we agreed to reimburse Ms. Nagler for certain travel expenses, moving expenses, temporary living expenses and mortgage payments paid on her Ohio residence. These perquisites relate to Ms. Nagler's relocation to Minnesota and will not be provided to Ms. Nagler on an on-going basis. Pursuant to the terms of Ms. Connell's offer letter, we agreed to reimburse Ms. Connell for certain travel expenses, moving expenses, temporary living expenses and realtor fees. These perquisites relate to Ms. Connell's relocation to Minnesota and will not be provided to Ms. Connell on an on-going basis. Detailed information regarding the personal benefits and perquisites paid to the Named Executive Officers in fiscal 2009 is provided in footnote 3 to the Summary Compensation Table in this proxy statement.

Severance Benefits

        We believe that our Company should provide severance benefits to our executive officers to reflect the fact that it may be difficult for these executives to find comparable employment within a short period of time following a potentially unplanned event. We also believe severance benefits are an important part of our overall compensation philosophy and are needed in order to attract and retain highly qualified key executives and provide competitive total compensation. The Compensation Committee considers severance benefits to be an important element of a competitive compensation package but does not consider severance benefits to be a significant factor in determining annual total compensation. We have entered into employment agreements containing severance provisions with Ms. Nagler and Ms. Dahl. None of the other Named Executive Officers who are currently employees have an employment agreement or other severance arrangement; however, under Ms. Connell's non-compete agreement, she may be entitled to a payment following an involuntary termination that is not for "cause". See "Employment and Severance Agreements with the Named Executive Officers" in this proxy statement at pages 34-35.

        The severance provisions provide certain benefits upon termination of employment depending on the circumstances of termination, excluding termination for cause (as defined in the severance agreement) and including a change of control. The Compensation Committee believes that providing change of control benefits to the executive officers helps the executives focus their efforts on performing their day-to-day duties by providing the executives with assurances that they will continue to receive compensation in the event of a change of control transaction. Further, it is the Compensation Committee's belief that providing change of control benefits should eliminate or reduce the reluctance of executive management to pursue potential change of control transactions that may be in the best interests of our stockholders. The severance arrangements with our executive officers contain a "double trigger" for change of control benefits, which means that there must be both a change of control and a termination of employment for the provisions to apply. The Compensation Committee believes that a "double trigger" design is more appropriate for severance benefits than the "single trigger" design as it prevents payments in the event of a change in control where the executive continues to be employed without an adverse effect on compensation, role and responsibility or job location. For details regarding the terms of the severance provisions in the employment agreements and the amounts each executive officer would have received under the applicable agreement based on a hypothetical termination date of February 27, 2009, see "Potential Payments Upon Termination or Change in Control" on page 35.

        For a discussion of the terms of the separation agreements with Mr. Moller and Ms. Decker, see the discussion above under "Agreements with the Named Executive Officers".

Section 162(m) Policy

        Under Section 162(m) of the Internal Revenue Code, we must meet specified requirements related to our performance and stockholder approval of certain compensation arrangements in order for us to fully deduct compensation in excess of $1,000,000 paid to certain Named Executive Officers. The 2006 Senior Executive Incentive Plan was approved by stockholders in 2006 and includes specific performance criteria; therefore, annual incentive awards granted under the 2006 Senior Executive Incentive Plan are deemed to meet the requirements of Section 162(m). The Compensation Committee believes that compensation paid pursuant to the 2006 Senior Executive Incentive Plan will be deductible.

        The stockholders approved the 2005 Stock Incentive Plan at the 2005 Annual Meeting of Stockholders. Therefore, compensation attributable to stock options, stock appreciation rights and performance awards will be deductible.

        Except for Ms. Nagler, compensation paid in fiscal 2009 subject to the Section 162(m) cap did not exceed $1,000,000 for any of the Named Executive Officers and will therefore be deductible.

        The Compensation Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of the Company and our stockholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in our best interests or the best interests of our stockholders. The Compensation Committee recognizes that the compensation payable to Ms. Nagler during fiscal 2010 pursuant to Ms. Nagler's employment agreement may exceed the Section 162(m) $1,000,000 cap.

Stock Ownership Guidelines

        We have adopted stock ownership guidelines for our executive officers that are consistent with the Board's desire and expectation that management build a long-term commitment to our Company by acquiring and holding stock. Although compliance is not mandatory, it will be taken into consideration when evaluating future equity-based grants to executive officers. These guidelines call for (1) the President and Chief Executive Officer to hold shares of our common stock equal to at least 1 times his or her annual salary, (2) the Executive Vice Presidents and Chief Merchandising Officer to hold shares of our common stock equal to at least .75 times their annual salary, (3) the Senior Vice Presidents and Vice Presidents-General Merchandising Managers to hold shares of our common stock equal to at least .5 times their annual salary and (4) the Vice Presidents to hold shares of our common stock equal to at least .25 times their annual salary. Our executive officers, as of February 21, 2007, the date the stock ownership guidelines were adopted, are encouraged to comply with the guidelines by February 21, 2012. Executive officers joining us after February 21, 2007 are encouraged to comply with the guidelines within five years of the date of their initial election as an officer. As of May 1, 2009, the one executive officer with five years of service had met the stock ownership guidelines.

        We have also established stock ownership guidelines for non-employee directors. Each director is expected to achieve and maintain stock ownership of 10,000 shares by the fourth anniversary of the date he or she joined the Board. As of May 1, 2009, all of the directors with four years of service on the Board had met this requirement.

Executive Compensation Changes for Fiscal 2010

        During fiscal 2009, the Compensation Committee, in response to the current business environment, implemented certain changes to our executive compensation program for fiscal 2010, as described further below and in the section entitled "Discussion of Compensation Programs for Fiscal 2009 and 2010".

Changes in Annual Incentive Plan for Fiscal 2010

        As described under "Annual Cash Incentives" above, the Named Executive Officers are eligible to earn annual incentives under our 2006 Senior Executive Incentive Plan. In recent years, the only performance goal used by the Compensation Committee has been a pre-tax earnings target, per the terms of the 2006 Senior Executive Incentive Plan. Recognizing the value in an annual cash incentive program that contains a variety of performance goals, the Company is submitting a new plan to the stockholders for their review, as described elsewhere in this proxy statement. In addition, given the current business environment, the Committee changed the structure of our annual incentive plan for fiscal 2010 as follows:

  •
  Raised entry point for award opportunity.  The entry point for eligibility was raised to 100% of the target (from 80% of target in fiscal 2009).

  •
  Two, not one, performance measurements must be met to be eligible for an award. For fiscal 2010, the Committee established two performance measurements, a pre-tax earnings target and an operating cash flow target, that must be met before a Named Executive Officer is eligible for an award.

        For fiscal 2010, the Committee retained its emphasis on a long-term incentive compensation program that is performance-based. Except as described below, our annual stock option awards and restricted stock awards in fiscal 2010 generally have the same terms as the awards made in fiscal 2009.

  •
  Non-qualified stock options.  The vesting period for stock options was changed to five years as compared to three years.

  •
  Restricted stock with time-based vesting.  Based on an analysis of peer group practices, specifically data from the leading independent subscription-based supplier of compensation data, the Committee changed the vesting on time-based restricted stock to vest prorata on the first three anniversaries of the grant date as compared to vesting in full on the third anniversary of the grant date.

  •
  Restricted stock with performance-based vesting.  The entry point at which the performance measure is met was raised to 100% of target from 80% of target in fiscal 2009. The performance-based restrictions applicable to the 2010 awards remained at one year and the time-based forfeiture restrictions as to any shares awarded, if all or a portion of the performance-based restrictions lapse, remained unchanged.

        The Compensation Committee will continue reviewing market practices and other performance-based techniques in order to continue to be competitive, recognizing that over time the tools used to reward and measure performance, as well as to incent executive officers, will change.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended February 28, 2009.

Members of the Compensation Committee
James J. Fuld, Jr., Chairperson Martin L. Bassett Mark A. Cohn Anne L. Jones

Summary Compensation Table

        The following table shows the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by individuals who served as our Chief Executive Officer or Chief Financial Officer, each of our three other most highly compensated executive officers during fiscal 2009 and our former Senior Vice President, Store Operations (the "Named Executive Officers").

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Lorna E. Nagler	2009	854,000	60,000	255,672		294,006		708,696	2,172,374
President and Chief	2008	403,077	250,000	321,545		78,660		62,669	1,115,951
Executive Officer(4)
Michael J. Lyftogt	2009	159,865	30,000	24,236		36,510		5,185	255,796
Interim Chief Financial
Officer and Vice
President, Finance(5)
Susan C. Connell	2009	479,423	45,000	65,009		85,530		105,643	780,605
Executive Vice President,	2008	294,231	202,500	36,410		30,448		94,938	658,527
Chief Merchandise Officer(6)
Monica L. Dahl	2009	375,000	25,000	55,972		82,713		23,419	583,589
Senior Vice President,	2008	375,000	—	40,070		80,827		25,791	521,688
Planning & Allocation,	2007	312,500	25,000	18,653		126,353		22,987	504,493
and e-Commerce
Luke R. Komarek	2009	249,231	30,000	25,342		39,591		3,841	348,005
Senior Vice President,
General Counsel(5)
Andrew K. Moller	2009	215,769	—	(6,771)	(8)	(49,795)	(9)	292,409	451,612
Former Executive Vice	2008	330,000	15,000	40,070		47,093		17,918	450,081
President, Chief Financial	2007	321,058	15,000	18,653		184,952		15,261	554,924
Officer(7)
Kim A. Decker	2009	178,206	—	(45,710)	(11)	(24,819)	(12)	204,090	311,767
Former Senior Vice President,	2008	240,750	—	29,005		48,725		55,735	374,215
Store Operations(10)	2007	229,327	12,000	13,323		62,094		3,788	320,532

(1)
Pursuant to her employment agreement, Ms. Nagler was guaranteed a bonus of $250,000 for fiscal 2008, provided she remained employed with us through February 28, 2008. For fiscal 2008, Ms. Connell received a $52,500 signing bonus and was guaranteed a bonus of $150,000, provided she remained employed with us through the date by which annual incentives are determined under the 2008 annual incentive plan, May 15, 2008. The other bonuses included in this column reflect discretionary bonuses paid to the Named Executive Officers.

(2)
The dollar value of restricted stock and stock options set forth in these columns is equal to the compensation cost recognized during the fiscal year for financial statement purposes in accordance with FAS 123R. Additional information related to the calculation of the compensation costs, including the assumptions made, is set forth in Note 11 of the Notes to Consolidated Financial Statements of our 2009 Annual Report on Form 10-K.

(3)
All other compensation for fiscal 2009 is presented in the following table (see "Compensation Discussion and Analysis" for additional information regarding these payments).

Name	Auto Allowance/ Company Car	401(k) Contributions	Insurance Premiums (A)	Long-Term Disability Premiums	Moving and Relocation	Tax Gross Up on Reimbursed Moving and Relocation Expenses	Dividends on Restricted Stock	Severance		Total
Lorna E. Nagler	15,000	3,520	54,778	—	366,114	260,284	9,000	—		708,696
Michael J. Lyftogt	—	3,797	—	686	—	—	702	—		5,185
Susan C. Connell	—	5,538	—	753	97,422	—	1,930	—		105,643
Monica L. Dahl	12,000	4,418	3,484	1,633	—	—	1,884	—		23,419
Luke R. Komarek	—	2,115	—	556	—	—	1,170	—		3,841
Andrew K. Moller	7,846	3,462	—	1,038	—	—	2,109	277,954	(B)	292,409
Kim A. Decker	2,414	3,564	—	715	—	—	1,170	196,227	(C)	204,090

(A)
In the case of Ms. Nagler, the amount listed for insurance premiums is for both life insurance and long-term care insurance and a related tax gross up and, in the case of Ms. Dahl, the amount listed is for life insurance only.

(B)
Represents the total amount of severance and COBRA premiums payable to Mr. Moller under his separation agreement with the Company, which is discussed elsewhere in this proxy statement on page 19.

(C)
Represents severance compensation equal to 39 weeks of Ms. Decker's weekly gross salary and COBRA premiums payable under her separation agreement, which is discussed elsewhere in this proxy statement on pages 19-20.

(4)
Ms. Nagler joined the Company as President and Chief Executive Officer on August 31, 2007.

(5)
Messrs. Komarek and Lyftogt were not Named Executive Officers in fiscal 2007 or 2008. Therefore, their information is only provided for the current fiscal year.

(6)
Ms. Connell joined the Company as Executive Vice President and Chief Merchandise Officer on July 9, 2007.

(7)
Mr. Moller resigned from his position as Chief Financial Officer effective December 2, 2008.

(8)
Represents the net compensation expense to the Company in fiscal 2009 after including (i) a reversal of $6,771 of compensation expense in connection with the forfeiture of shares of restricted stock which amount was previously reported as compensation expense in the "Stock Awards" column of the Summary Compensation Table in our 2008 proxy statement and (ii) a credit of $13,542 in connection with the forfeiture of shares of restricted stock granted in fiscal 2009 which amount was not previously reported as compensation expense in the "Stock Awards" column of the Summary Compensation Table in a prior proxy statement.

(9)
Represents the net compensation expense to the Company in fiscal 2009 after including (i) a reversal of $49,795 of compensation expense in connection with the forfeiture of stock option awards which amount was previously reported as compensation expense in the "Option Awards" column of the Summary Compensation Table in our 2008 proxy statement and (ii) an expense of $15,205 in connection with an option award in fiscal 2009 which amount was not previously reported as a compensation expense offset by a credit of the same amount in connection with the forfeiture of such award upon termination of employment.

(10)
Ms. Decker served as Senior Vice President, Store Operations until June 29, 2008, when she resigned as an officer but continued as an employee until her resignation on September 5, 2008.

(11)
Represents the net compensation expense to the Company in fiscal 2009 after including (i) a reversal of $13,323 of compensation expense in connection with the forfeiture of shares of restricted stock which amount was previously reported as compensation expense in the "Stock Awards" column of the Summary Compensation Table in our 2007 proxy statement, (ii) a reversal of $29,005 of compensation expense in connection with the forfeiture of shares of restricted stock which amount was previously reported as compensation expense in the "Stock Awards" column of the Summary Compensation Table in our 2008 proxy statement and (iii) a credit of $88,038 in connection with the forfeiture of shares of restricted stock granted in fiscal 2009 which amount was not previously reported as compensation expense in the "Stock Awards" column of the Summary Compensation Table in a prior proxy statement.

(12)
Represents the net compensation expense to the Company in fiscal 2009 after including (i) a reversal of $24,819 of compensation expense in connection with the forfeiture of stock option awards which amount was previously reported as compensation expense in the "Option Awards" column of the Summary Compensation Table in our 2008 proxy statement and (ii) an expense of $3,685 in connection with an option award in fiscal 2009 which amount was not previously reported as a compensation expense offset by a credit of the same amount in connection with the forfeiture of such award upon termination of employment.

Grants of Plan-Based Awards

        The following table provides information regarding the grants of plan-based awards made to the Named Executive Officers during fiscal 2009.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Lorna E. Nagler	02/22/08	04/14/08	—	—	—	—	—	—	—	1,300(6)	10.56	5,010
	02/22/08	04/14/08	—	—	—	—	—	—	—	97,400(7)	10.56	375,399
	02/22/08	04/14/08	—	—	—	—	—	—	—	22,600(7)	10.56	87,105
	03/27/08	04/14/08	—	—	—	25,000	50,000	75,000	—	—	—	792,000
	03/27/08	04/14/08	—	—	—	—	—	—	50,000	—	—	434,500
	N/A	N/A	255,000	637,500	1,275,000	—	—	—	—	—	—	—
Michael J. Lyftogt	02/22/08	04/14/08	—	—	—	—	—	—	—	3,400(7)	10.56	13,104
	02/22/08	04/14/08	—	—	—	550	1,100	1,650	—	—	—	17,424
	02/22/08	04/14/08	—	—	—	—	—	—	1,100	—	—	11,616
	N/A	N/A	25,600	64,000	128,000	—	—	—	—	—	—	—
Susan C. Connell	02/22/08	04/14/08	—	—	—	—	—	—	—	25,500(7)	10.56	98,282
	02/22/08	04/14/08	—	—	—	4,250	8,500	12,750	—	—	—	134,640
	02/22/08	04/14/08	—	—	—	—	—	—	8,500	—	—	89,760
	N/A	N/A	96,000	240,000	480,000	—	—	—	—	—	—	—
Monica L. Dahl	02/22/08	04/14/08	—	—	—	—	—	—	—	15,000(7)	10.56	57,813
	02/22/08	04/14/08	—	—	—	2,500	5,000	7,500	—	—	—	79,200
	02/22/08	04/14/08	—	—	—	—	—	—	5,000	—	—	52,800
	N/A	N/A	75,000	187,500	375,000	—	—	—	—	—	—	—
Luke R. Komarek	02/22/08	04/14/08	—	—	—	—	—	—	—	7,500(7)	10.56	28,907
	02/22/08	04/14/08	—	—	—	1,250	2,500	3,750	—	—	—	39,600
	02/22/08	04/14/08	—	—	—	—	—	—	2,500	—	—	26,400
	N/A	N/A	50,000	125,000	250,000	—	—	—	—	—	—	—
Andrew K. Moller	02/22/08	04/14/08	—	—	—	—	—	—	—	18,750(7)	10.56	72,266
	02/22/08	04/14/08	—	—	—	3,125	6,250	9,375	—	—	—	99,000
	02/22/08	04/14/08	—	—	—	—	—	—	6,250	—	—	66,000
	N/A	N/A	66,000(8)	165,000(8)	330,000(8)	—	—	—	—	—	—	—
Kim A. Decker	02/22/08	04/14/08	—	—	—	—	—	—	—	7,500(7)	10.56	28,907
	02/22/08	04/14/08	—	—	—	1,250	2,500	3,750	—	—	—	39,600
	02/22/08	04/14/08	—	—	—	—	—	—	2,500	—	—	26,400
	N/A	N/A	50,150(8)	125,375(8)	250,750(8)	—	—	—	—	—	—	—

(1)
The amounts in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during fiscal 2009 based upon the achievement of earnings goals under the 2006 Senior Executive Incentive Plan. The earnings goals were not reached and no non-equity incentive awards were earned under the 2006 Senior Executive Incentive Plan. We elected to pay discretionary bonuses to certain of the Named Executive Officers for fiscal 2009. The discretionary bonus amounts paid are included in the "Bonus" column of the fiscal 2009 Summary Compensation Table and are summarized in the Compensation Discussion and Analysis under the subheading "Annual Cash Incentives."

(2)
Awards made pursuant to the Christopher & Banks Corporation 2005 Stock Incentive Plan. Dividends are paid on the shares of time-based restricted stock awards but are not paid on performance-based restricted stock awards until the performance based restrictions lapse and then only with respect to the shares as to which the restrictions have lapsed.

(3)
The shares of performance-based restricted stock are subject to forfeiture based on pre-determined corporate financial performance criteria for fiscal year 2009 as discussed in the Compensation Discussion and Analysis. To the extent that the performance-based restrictions lapse, then the shares vest as follows: (i) one-third as of the date the performance-based restrictions lapse and (ii) one-third each on April 14, 2010 and April 14, 2011. As noted elsewhere in this proxy statement on page 15, the threshold performance measurement was not met and therefore all of these shares of performance-based restricted stock have been forfeited.

(4)
The shares of restricted stock vest on April 14, 2011.

(5)
The dollar values of stock options and restricted stock disclosed in this column are equal to the grant fair value computed in accordance with FAS 123R. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 11 of the Notes to the Consolidated Financial Statements of our 2009 Annual Report on Form 10-K.

(6)
With respect to 1,300 of the shares, 434 shares vested on August 31, 2008 and an additional 433 shares vest on each of August 31, 2009 and August 31, 2010.

(7)
Options vest as to one-third of the shares on April 14, 2009, April 14, 2010 and April 14, 2011.

(8)
The Named Executive Officer was not eligible to receive this amount under the terms of the applicable incentive plan, because the officer's employment with the Company had terminated prior to fiscal year-end.

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Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth certain information concerning equity awards held by each Named Executive Officer, other than Mr. Moller and Ms. Decker, as of February 28, 2009. Mr. Moller and Ms. Decker did not hold any equity awards as of February 28, 2009.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Lorna E. Nagler	32,900	—	12.08	8/31/2017	—	—	—	—
	434	—	10.56	4/14/2018	—	—	—	—
	—	65,800(3)	12.08	8/31/2017	—	—	—	—
	—	866(4)	10.56	4/14/2018	—	—	—	—
	—	97,400(4)	10.56	4/14/2018	—	—	—	—
	—	22,600(4)	10.56	4/14/2018	—	—	—	—
	—	—	—	—	—	—	25,000(5)	97,250
	—	—	—	—	50,000(6)	194,500	—	—
Michael J. Lyftogt	11,251	—	21.47	1/7/2012	—	—	—	—
	9,000	—	18.33	1/6/2014	—	—	—	—
	8,200	—	19.45	2/7/2016	—	—	—	—
	2,084	—	17.98	4/18/2017	—	—	—	—
	—	4,166(7)	17.98	4/18/2017	—	—	—	—
	—	3,400(4)	10.56	4/14/2018	—	—	—	—
	—	—	—	—	2,100(8)	8,169	—	—
	—	—	—	—	—	—	550(5)	2,139
	—	—	—	—	1,100(6)	4,279	—	—
Susan C. Connell	5,167	—	17.07	7/9/2017	—	—	—	—
	4,000	—	13.31	10/30/2017	—	—	—	—
	—	10,333(9)	17.07	7/9/2017	—	—	—	—
	—	8,000(10)	13.31	10/30/2017	—	—	—	—
	—	25,500(4)	10.56	4/14/2018	—	—	—	—
	—	—	—	—	1,668(11)	6,489	—	—
	—	—	—	—	—	—	4,250(5)	16,533
	—	—	—	—	8,500(6)	33,065	—	—
Monica L. Dahl	4,000	—	17.90	5/10/2014	—	—	—	—
	18,000	—	16.41	11/3/2014	—	—	—	—
	16,500	—	19.45		—	—	—	—
	4,200	8,400(7)	17.98	2/7/2016	—	—	—	—
	—	15,000(4)	10.56	4/18/2017	—	—	—	—
	—	—	—	4/14/2018	4,100(8)	15,949	—	—
	—	—	—	—	—	—	2,500(5)	9,725
	—	—	—	—	5,000(6)	19,450	—	—
	—	—	—	—	—	—	10,500(12)(13)	40,845
	—	—	—	—	—	—	10,500(13)(14)	40,845
	—	—	—	—	—	—	10,500(13)(15)	40,845
	—	—	—	—	—	—	10,500(13)(16)	40,845
	—	—	—	—	—	—	10,500(13)(17)	40,845
Luke R. Komarek	3,167	—	17.63	5/21/2017	—	—	—	—
	2,000	—	13.31	10/30/2017	—	—	—	—
	—	6,333(18)	17.63	5/21/2017	—	—	—	—
	—	4,000(10)	13.31	10/30/2017	—	—	—	—
	—	7,500(4)	10.56	4/14/2018	—	—	—	—
	—	—	—	—	3,000(19)	11,670	—	—
	—	—	—	—	—	—	1,250(5)	4,863
	—	—	—	—	2,500(6)	9,725	—	—

(1)
The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($3.89) on February 27, 2009.

(2)
The amounts in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($3.89) on February 27, 2009. The amounts assume the maximum percentage of shares of restricted stock will vest based upon the achievement of the future earnings goals. The amounts indicated are not necessarily indicative of the amounts that may be realized by the Named Executive Officers.

(3)
Options vest as to one-half of the shares on August 31, 2009 and August 31, 2010.

(4)
Options vest as to one-third of the shares on April 14, 2009, April 14, 2010 and April 14, 2010.

(5)
Effective April 14, 2008, these shares of performance-based restricted stock were awarded pursuant to the 2005 Stock Incentive Plan and the performance-based restricted stock agreement. The amount listed is the number of shares to be awarded if the threshold performance target is achieved. The performance criteria upon which the award is based is operating income for fiscal 2009 and the threshold performance target was $35,934,637. However, the Company did not achieve threshold and thus no shares were awarded and the performance-based restricted stock was forfeited.

(6)
Shares of restricted stock vests on April 14, 2011.

(7)
Options vest as to one-half of the shares on April 18, 2009 and April 18, 2010.

(8)
Shares of restricted stock vest on April 18, 2010.

(9)
Options vest as to one-half of the shares on July 9, 2009 and July 9, 2010.

(10)
Options vest as to one-half of the shares on October 30, 2009 and October 30, 2010.

(11)
Shares of restricted stock vest July 9, 2009.

(12)
Shares of restricted stock vest on May 31, 2009 based on the performance criteria described in footnote 13.

(13)
The restrictions on forfeiture lapse for such shares of restricted stock if (i) Operating Income (as defined in Ms. Dahl's Restricted Stock Agreement) for the fiscal year completed in the February prior to the lapse date is equal to or greater than the Operating Income set forth in the budget for such fiscal year approved by the Board of Directors before or shortly after the beginning of such fiscal year (the "Budgeted Operating Income"); (ii) the Operating Income for the fiscal year completed in the February prior to the lapse date must be greater than the Operating Income in the prior fiscal year; and (iii) if the Operating Income for the fiscal year completed in the February prior to the lapse date is at least 95% of the Budgeted Operating Income, the restrictions shall lapse with respect to 50% of the eligible shares and restrictions shall lapse with respect to an additional 0.10% of the eligible shares for each basis point over 95%, such that restrictions shall lapse with respect to 100% of the eligible shares at 100% of the Budgeted Operating Income.

(14)
Shares of restricted stock vest on May 31, 2010 based on the performance criteria described in footnote 13.

(15)
Shares of restricted stock vest on May 31, 2011 based on the performance criteria described in footnote 13.

(16)
Shares of restricted stock vest on May 31, 2012 based on the performance criteria described in footnote 13.

(17)
Shares of restricted stock vest on May 31, 2013 based on the performance criteria described in footnote 13.

(18)
Options vest as to one-half of the shares on May 21, 2009 and May 21, 2010.

(19)
Shares of restricted stock vest on May 21, 2010.

Option Exercises and Stock Vested

        The following table sets forth certain information concerning any stock options exercised and restricted stock awards vested during fiscal 2009 with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Lorna E. Nagler	—	—	40,000	450,000
Michael J. Lyftogt			1,450	6,859
Susan C. Connell	—	—	1,666	11,595
Monica L. Dahl	—	—	2,800	13,244
Luke R. Komarek			—	—
Andrew K. Moller	—	—	2,800	10,332
Kim A. Decker	—	—	—	—

(1)
The value realized upon vesting of the stock awards is based on the closing stock price of our common stock on the date the awards vested.

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Equity Compensation Plan Information

        The following table provides information regarding our common stock that may be issued under our equity compensation plans at February 28, 2009.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Equity compensation plans approved by security holders	1,587,345	$16.31	2,293,682
Equity compensation plans not approved by security holders	—	—	—

Total	1,587,345	$16.31	2,293,682

(1)
Includes the following equity compensation plans of the Company and the number of shares issuable upon exercise of outstanding options granted under each plan:

1997 Stock Incentive Plan	682,493
2002 Non-Employee Director Stock Option Plan	160,000
2005 Stock Incentive Plan	558,852
2006 Equity Incentive Plan for Non-Employee Directors	186,000
(2)
Includes the following equity compensation plans of the Company and the number of shares remaining available for issuance under each plan:

2005 Stock Incentive Plan	1,918,848
2006 Equity Incentive Plan for Non-Employee Directors	374,834

The types of awards permitted under the two plans are stock options, stock appreciation rights, restricted stock and restricted stock units.

Payments Upon Termination or Change in Control

Employment and Severance Agreements with the Named Executive Officers

        We entered into an employment agreement with Ms. Nagler on August 31, 2007, which agreement is described under "Agreements with the Named Executive Officers" in the Compensation Discussion and Analysis section of this proxy statement. The employment agreement provides that, if we terminate Ms. Nagler's employment without "cause" or if Ms. Nagler resigns with "good reason", then we are obligated to pay Ms. Nagler: (1) severance payments equal to her then-current base salary from the date of termination until August 31, 2010 or for a period of 12 months, whichever period of time is greater, and (2) COBRA premiums for a period equal to the severance period but not to exceed 18 months, and such premium payments are subject to a tax gross-up. If, however, following the three month anniversary of her termination date, Ms. Nagler has already secured other employment, self-employment or a consulting position, the remaining severance amount payable by us will be offset and reduced by such other cash compensation. If Ms. Nagler's employment is terminated by us without cause or by Ms. Nagler with good reason within 12 months following a "change in control," then Ms. Nagler is entitled to receive (1) a lump sum payment equivalent to one year of her then current base salary, and (2) COBRA premiums for a period not to exceed 12 months, and such premium payments are subject to a tax gross-up. In addition, all shares of restricted stock held by Ms. Nagler will immediately vest. In the event the payments to Ms. Nagler following a change in control constitute an "excess parachute payment" under Internal Revenue Code Section 280G, Ms. Nagler is entitled to receive a tax gross-up payment sufficient to pay the initial excise tax applicable to such excess parachute payment. The terms "cause", "good reason" and "change in control" are defined in the agreement.

        We entered into an employment agreement with Ms. Dahl on August 6, 2006 and such agreement continues until February 28, 2010. Our employment agreement with Ms. Dahl provides that Ms. Dahl is entitled to certain severance benefits in the event that we terminate her employment without "cause". Ms. Dahl would receive $250,000, less any cash compensation earned by her through other employment during the severance period.

        We entered into a non-compete agreement with Ms. Connell on July 10, 2007. Pursuant to the terms of the agreement, Ms. Connell is entitled to 50% of her current annual base salary following an involuntary termination that is not for "cause", as defined in the agreement, if an irrevocable waiver of certain terms of her non-compete agreement is not issued to her by the Company within 30 days following her termination.

        We do not have any employment or severance agreements with Mr. Komarek or Mr. Lyftogt.

Potential Payments Upon Termination or Change in Control

        The following table provides information regarding potential payments to be made to the Named Executive Officers in the event of a change in control, termination of employment as a result of death, disability, involuntary termination (without cause or for good reason) and certain terminations following a change in control. The officers are not entitled to any payments upon voluntary termination (except for good reason terminations). Amounts in the table reflect additional payments the Named Executive Officer would be entitled to assuming a termination and/or a change in control occurred on February 27, 2009, except in the case of Mr. Moller and Ms. Decker, for whom the table shows the actual compensation paid or payable to them due to the termination of their employment in fiscal 2009, as described elsewhere in this proxy statement on pages 19-20. In the following table, restricted stock is listed at its dollar value as of February 27, 2009, based on the $3.89 closing sales price of our common stock on that date. Forfeiture restrictions lapse as to all of the restricted stock following a change in control, upon the Named Executive Officer's death and if the Named Executive Officer becomes disabled, except for certain restricted stock grants made to Ms. Dahl. Forfeiture restrictions lapse as to all of the restricted stock upon normal retirement at age 65; however, none of the Named Executive Officers had reached the age of 65 as of February 27, 2009.

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Estimated Payments Upon Termination or Change in Control

		Event
Name	Type of Payment(1)	Payments Upon Disability ($)	Payments Upon Death or Change in Control ($)	Payment Upon Involuntary Termination ($)	Payments Upon Involuntary or Good Reason Termination After a Change in Control Occurs ($)
Lorna E. Nagler	Salary Continuation/Cash Severance	—	—	1,275,000	850,000
	COBRA Premiums	—	—	26,362	17,575
	Acceleration of Restricted Stock	486,250	486,250	—	—

	Total	486,250	486,250	1,301,362	867,575
Michael J. Lyftogt	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	18,867	18,867	—	—

	Total	18,867	18,867	—	—
Susan C. Connell	Salary Continuation/Cash Severance	—	—	240,000	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	89,151	89,151	—	—

	Total	89,151	89,151	240,000	—
Monica L. Dahl	Salary Continuation/Cash Severance	—	—	375,000	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	64,574	212,005	—	—

	Total	64,574	212,005	375,000	—
Luke R. Komarek	Salary Continuation/Cash Severance	—	—	—	—
	COBRA Premiums	—	—	—	—
	Acceleration of Restricted Stock	35,983	35,983	—	—

	Total	35,983	35,983	—	—
Andrew K. Moller	Salary Continuation/Cash Severance	—	—	275,000	—
	COBRA Premiums	—	—	2,954	—
	Acceleration of Restricted Stock	—	—	10,892	—

	Total	—	—	288,846
Kim A. Decker	Salary Continuation/Cash Severance	—	—	188,063	—
	COBRA Premiums	—	—	8,164	—
	Acceleration of Restricted Stock	—	—	—	—

	Total	—	—	196,227

(1)
Because none of the Named Executive Officers had stock options with an exercise price below the market value of our common stock on February 27, 2009, the table assumes no outstanding stock options were exercised by the Named Executive Officers.

 ITEM 2—PROPOSAL TO APPROVE THE
CHRISTOPHER & BANKS CORPORATION 2009 QUALIFIED ANNUAL INCENTIVE PLAN

        Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits the Company's deduction for federal income tax purposes of compensation in excess of $1.0 million per individual paid to the Company's Chief Executive Officer and its three highest paid executive officers, excluding the Chief Financial Officer. Compensation which is performance-based within the requirements of Section 162(m) and is approved by the Company's stockholders will not be subject to the deduction limit. Therefore, in order to maximize the Company's tax deductions, the Board of Directors of the Company is requesting that stockholders approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan ("Incentive Plan") at the Annual Meeting.

        The following is a summary of the material features of the Incentive Plan. The Incentive Plan is attached as Appendix A to this proxy statement and the following summary is qualified in its entirety by reference to the full text of the Incentive Plan.

Purpose

        The Incentive Plan is designed to attract, retain and reward highly qualified executives who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and to authorize the issuance of performance awards which qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

Administration

        The Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee shall have the power to amend the Incentive Plan or terminate the Incentive Plan at any time, as a whole or with respect to any participant or group of participants, and any such amendment or termination shall be binding on all participants and their beneficiaries and all other parties of interest. In accordance with the Compensation Committee's authority to amend or terminate the Incentive Plan, such amendment or termination may amend, alter, suspend, discontinue or terminate a participant's rights with respect to any outstanding awards not yet certified by the Company, either prospectively or retroactively, without the consent of the participant or beneficiary thereof; provided that the Committee may not amend any award in any manner that would cause the award to fail to qualify as "qualified performance-based compensation" within the meaning of Section 162(m).

Eligible Participants

        Individuals who are eligible to participate in the Incentive Plan include the Company's officers and any other employee subject to Section 162(m) of the Code or who report directly to the Chief Executive Officer, and who are designated by the Compensation Committee to receive awards. As of June 1, 2009, approximately 14 individuals would have been eligible to participate in the Incentive Plan had it been in effect.

Awards under the Incentive Plan

        Not later than 90 days after the beginning of the performance period, the Compensation Committee (i) designates all participants for that performance period; and (ii) establishes the objective performance factors for each participant for that performance period on the basis of one or more of the criteria set forth in the Incentive Plan; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Compensation Committee actually establishes the goal. The Compensation Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period of less than 12 months, in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the goal is established) has elapsed.

        Individual awards will be based on attainment of various business criteria set forth in the Incentive Plan, as determined by the Compensation Committee, and include such criteria as net sales, revenue or comparable store sales growth, earnings per share, gross profits or margins, return on assets or capital, reductions in costs, cash flow and total expenditures. For a complete list of the performance criteria, please refer to Section 4(b) of the Incentive Plan.

        The maximum incentive amount that can be paid to any participant with respect to any one calendar year is $3,000,000. Earned bonus amounts shall be paid within two and one-half months after the end of the Company's fiscal year; provided, however, that the Compensation Committee may establish procedures that allow for the payment of awards on a deferred basis. Bonuses will be paid only when the Compensation Committee certifies that the relevant performance criteria established for the fiscal year have been met.

New Plan Benefits

        Since payments under the Incentive Plan are determined by comparing actual performance to the performance goals established by the Compensation Committee, it is not possible to determine the amount of incentives that will be paid under the Incentive Plan if the Incentive Plan is approved by our stockholders.

Board Recommendation

        The Board recommends a vote FOR approval of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan. Proxies will be voted FOR approval of the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan unless otherwise specified.

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AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

        The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the amended and restated charter can be found on the Investors Relations page in the Corporate Governance section of our website at www.christopherandbanks.com. The Audit Committee of the Company's Board of Directors is currently composed of the following independent directors: Robert Ezrilov, Larry C. Barenbaum, Martin L. Bassett and Mark A. Cohn. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission, and that Mr. Ezrilov and Mr. Bassett each qualify as an "audit committee financial expert", as defined by the Securities and Exchange Commission.

        Management is responsible for the Company's internal controls and the financial reporting process. Christopher & Banks' independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to hire, monitor and oversee the independent registered public accounting firm.

        In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm for the fiscal year ending February 28, 2009. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm.

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended February 28, 2009 filed with the Securities and Exchange Commission.

Members of the Audit Committee
Robert Ezrilov, Chair Larry C. Barenbaum Martin L. Bassett Mark A. Cohn

Independent Registered Public Accounting Firm Fees

        PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1991. The following table presents the fees for services provided by PricewaterhouseCoopers LLP for fiscal years 2009 and 2008.

	Fiscal 2009	Fiscal 2008
Audit Fees	$356,715	$380,164
Audit-Related Fees	60,550	17,700
Tax Fees	—	—
All Other Fees	—	—

Total	$417,265	$397,864

        Audit Fees consist of professional services rendered for the integrated audit of (a) our annual consolidated financial statements, (b) statutory and regulatory audits, consents and other services related to Securities and Exchange Commission matters, and (c) the effectiveness of internal control over financial reporting and the review of interim consolidated financial statements for each quarter.

        Audit-Related Fees consist of professional services rendered in connection with regulatory filing reviews, the disposition of the Company's Acorn business, the Company's equity incentive plans and the change in Chief Executive Officer in fiscal 2008.

        Tax Fees. We did not engage PricewaterhouseCoopers LLP to render professional services in connection with tax compliance or tax planning.

        All Other Fees relate to services rendered that do not meet the above category descriptions. We did not engage PricewaterhouseCoopers LLP to render other professional services.

Auditor Services Pre-Approval Policy

        The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by PricewaterhouseCoopers LLP prior to their engagement for such services. The Audit Committee has adopted a practice under which the Audit Committee established pre-approved categories of non-audit services that may be performed by PricewaterhouseCoopers LLP during the fiscal year, subject to dollar limitations set by the Audit Committee. All fees paid to PricewaterhouseCoopers LLP for services in fiscal 2009 and 2008 were approved by the Audit Committee prior to the services being rendered.

ITEM 3—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending February 27, 2010. While it is not required to do so, our Board is submitting the selection of PricewaterhouseCoopers LLP for ratification in order to ascertain the views of our stockholders with respect to the choice of audit firm. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will be available to answer stockholder questions and will have the opportunity to make a statement if they desire to do so.

Board Recommendation

        The Board recommends that you vote FOR ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010. Proxies will be voted FOR ratification of this selection unless otherwise specified.

ITEM 4—STOCKHOLDER PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

        The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

Stockholder Proposal

        William C. Thompson, Jr., Comptroller of the City of New York, on behalf of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund and the New York City Board of Education Retirement System (collectively, the "New York City Pension Funds"), 1 Centre Street, Room 736, New York, NY 10007-2341, together owning 110,890 shares of our common stock as of January 22, 2009, has advised us that the New York City Pension Funds plan to introduce the following resolution at the Annual Meeting. In accordance with rules of the Securities and Exchange Commission, the text of the New York City Pension Funds' resolution and supporting statement is printed verbatim from their submission.

    BE IT RESOLVED: that the stockholders of Christopher & Banks Corporation request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

        The reasons given by the New York City Pension Funds for the resolution are as follows:

    We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

    In addition, since only a fraction of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

    We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

Response of the Board of Directors

        All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal would be harmful to Christopher & Banks and our stockholders and opposes the proposal for the reasons discussed below.

        Our restated certificate of incorporation currently provides for a "classified board" (sometimes called a "staggered board"). Our Board of Directors is divided into three classes, and the members of each class are elected to serve staggered three-year terms. The current classified board structure has been in place since Christopher & Banks became a publicly traded company in 1992. Numerous well-respected and successful U.S. corporations have classified boards, including Alcoa Inc., AnnTaylor Stores Corporation, Baxter International Inc., CIGNA Corporation, Corning Incorporated, Limited Brands, Inc., McDonald's Corporation, Moody's Corporation, SUPERVALU INC. and The Cato Corporation.

        We acknowledge that a stockholder proposal regarding declassification of our Board of Directors received favorable, non-binding votes from over 75% of the outstanding shares in 2008, and that many companies have agreed to declassify their boards over the last several years. However, 50% of the

S&P 1500 continue to have classified boards. We also believe that Christopher & Banks' accomplishments over the years has not resulted from adopting a "one size fits all" approach to any aspect of its business or governance. In our view, given the current and unprecedented macroeconomic environment, continued Board of Directors continuity and stability is critical to achieving our goals of long term delivery of stockholder value through innovation and investment.

        Our Board of Directors and our Governance and Nominating Committee have carefully considered this proposal and the arguments for and against a classified board. We have concluded that our classified board structure continues to be in the best interests of Christopher & Banks and our stockholders.

        Stability and Continuity.    The three-year staggered board terms are designed to provide stability, enhance long-term planning and ensure that a majority of our directors at any given time have prior experience as directors of Christopher & Banks. The staggered board structure ensures that our Board of Directors retains continuity of knowledge of our business, as well as our business strategy. Directors who have experience with Christopher & Banks and knowledge about our business and affairs are a valuable resource and are better positioned to make fundamental decisions that benefit our stockholders. In light of the current, unprecedented turmoil in the financial markets and the uncertain economic outlook, we believe it is particularly important that our Board of Directors continue to be comprised of directors with prior experience relating to Christopher & Banks, an understanding of its business cycles and a commitment to its core values and the best interests of Christopher & Banks and its stockholders. An abrupt change in our Board of Directors could impair our progress in achieving our long-term strategic goals.

        Accountability to Stockholders.    The Board believes that directors elected to a classified board are no less accountable or responsive to stockholders than they would be if elected annually. A director has the same fiduciary duties to all of our stockholders, regardless of how often he or she stands for election. The Board has implemented broad measures to ensure accountability of our directors, including the adoption of Corporate Governance Guidelines, which, among other things, provide for annual evaluations of director independence and an annual self-assessment of the Board's performance sponsored by our Governance and Nominating Committee. In addition, our third amended and restated by-laws provide that any director may be removed for cause by the affirmative vote of a majority of the stockholders entitled to vote in the election of directors. For these reasons, the Board of Directors believes that directors elected to three-year terms are not insulated from their responsibilities and are as accountable to stockholders as are directors who are elected annually.

        Protection Against Certain Takeovers and Unfair and Abusive Tactics.    A classified board reduces our vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of our stockholders. A classified board structure encourages such third parties to negotiate at arms'-length with the Board. Because only approximately one-third of our directors are elected at any Annual Meeting of Stockholders, at least two Annual Meetings would be required to effect a change in control of our Board of Directors, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and, ultimately, to negotiate the best result for all stockholders. Absent a classified board, a potential acquirer could unilaterally gain control of Christopher & Banks by acquiring or obtaining voting control over a sufficient number of shares of our common stock to replace the entire Board with its own nominees at a single Annual Meeting, and without paying a fair value to our other stockholders. Having a classified board does not prevent unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all of our stockholders.

        Additionally, a classified board can insulate directors from pressure to take actions not in the long-term interests of the Company's stockholders. Hedge funds and other activist investors can use the threat of a proxy fight to pressure boards to take actions that produce short-term gains for some stockholders at the expense of strategies aimed at achieving meaningful intermediate and long-term value for all stockholders. Classified board structures can be an effective means of protecting stockholder interests by insulating the board as a whole from abusive tactics and artificial pressures, and to permit the board the opportunity to make reasonable business judgments in regard to preserving and enhancing stockholder value in the context of a hostile takeover or sale environment.

        Effect of Proposal.    Approval of the proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting. Approval of this proposal would not automatically result in the elimination of our classified board structure. A formal amendment repealing the classified board provisions of our restated certificate of incorporation would need to be submitted to our stockholders, and it would require approval by a majority of the votes cast by stockholders present and entitled to vote.

Board Recommendation

        The Board of Directors unanimously recommends a vote AGAINST the stockholder proposal. Proxies will be voted AGAINST approval of the stockholder proposal unless otherwise specified.

(This space intentionally left blank.)

 SECURITY OWNERSHIP

Beneficial Ownership of Directors, Director Nominees and Executive Officers

        The following table shows how many shares of our common stock were beneficially owned as of June 1, 2009 by each of our directors, director nominees and the Named Executive Officers and by all of our directors, director-nominees and executive officers as a group. Except as otherwise provided, all of the stockholders listed in the table have sole voting and investment power with respect to the shares owned by them, and such shares are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Common Stock Outstanding
Larry C. Barenbaum	97,500	*
Martin L. Bassett	18,083	*
Mark A. Cohn	43,083	*
Robert Ezrilov	99,500	*
James J. Fuld, Jr.	108,876	*
Anne L. Jones	104,064	*
Lorna E. Nagler	377,755	1.1%
Michael J. Lyftogt	55,338	*
Susan C. Connell	67,624	*
Monica L. Dahl	127,211	*
Luke R. Komarek	57,333	*
Andrew K. Moller	2,800	*
Kim A. Decker	0	0%
Directors, Director Nominees and Executive Officers as a group (14 persons)	1,204,167	3.4%

*
Less than 1%

(1)
The amounts listed include the following number of shares of restricted stock that are subject to future vesting conditions and therefore cannot be transferred: Ms. Nagler, 277,500; Mr. Lyftogt, 20,700; Ms. Connell, 47,668; Ms. Dahl, 73,600; Mr. Komarek, 46,500; and all directors, director nominees and officers as a group, 507,468.

(2)
The amounts listed include the following number of shares of common stock for which the directors and executive officers have the right to acquire beneficial ownership within 60 days from June 1, 2009, through the exercise of stock options: Mr. Barenbaum, 66,000; Mr. Bassett, 14,000; Mr. Cohn, 34,000; Mr. Ezrilov, 72,000; Mr. Fuld, 72,000; Ms. Jones, 72,000; Ms. Nagler, 73,335; Mr. Lyftogt, 33,752; Ms. Connell, 17,667; Ms. Dahl, 51,900; Mr. Komarek, 10,833; Mr. Moller, 0; Ms. Decker, 0; and all directors, director nominees and executive officers as a group, 521,037.

Beneficial Owners of More than Five Percent of Our Common Stock

        Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of June 1, 2009, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	4,584,900(1)	12.9%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	3,998,217(2)	11.3%
Snow Capital Management, L.P. 2100 Georgetowne Drive, Suite 400 Sewickley, PA 15143	3,344,851(3)	9.4%
Kornitzer Capital Management, Inc. 5420 West 61st Place Shawnee Missions, KS 66205	3,136,525(4)	8.8%
Barclays Global Investors, NA. 400 Howard Street San Francisco, CA 94105	2,496,364(5)	7.0%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	2,236,207(6)	6.3%

(1)
This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 6, 2009 by Franklin Resources, Inc. ("FRI"), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC ("FAS") reporting information as of December 31, 2008. Direct or indirect subsidiaries of FRI serve as investment managers of one or more open-end or closed-end investment companies or other managed accounts that hold the shares of our common stock in the ordinary course of business. In their capacity as investment managers, the subsidiaries of FRI exercise sole investment discretion over 4,584,900 shares, in the aggregate, held as of December 31, 2008. Of the shares reported, the subsidiaries of FAS possessed sole voting power over 4,434,900 shares. Charles B. Johnson and Rupert H. Johnson, Jr., each of whom owns in excess of 10% of the outstanding common stock of FRI, may be deemed to be the beneficial owners of securities held by entities advised by FRI, FRI subsidiaries and FAS. FRI, Charles B. Johnson and Rupert H. Johnson, Jr., each disclaim beneficial ownership of the shares of common stock.

(2)
This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 11, 2009 by T. Rowe Price Associates, Inc. ("T. Rowe Price"), an investment advisor to T. Rowe Price New Horizons Fund, Inc. ("New Horizons"), and New Horizons, reporting information as of December 31, 2008. T. Rowe Price has sole voting power over 869,175 shares and sole dispositive power over 3,998,217 shares. New Horizons has sole voting power over 1,960,000 shares.

(3)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2006 by Snow Capital Management, L.P. ("Snow Capital") reporting information as of December 31, 2005. Snow Capital, an investment adviser, has sole power to vote and dispose of 3,344,851 shares.

(4)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 9, 2009 by Kornitzer Capital Management, Inc., an investment advisor, reporting information as of December 31, 2008. Kornitzer Capital Management, Inc. has sole voting power over 3,136,525 shares, sole dispositive power over 3,047,550 shares and shared dispositive power over 88,975 shares.

(5)
This information is based on a Schedule 13G jointly filed with the Securities and Exchange Commission on February 5, 2009, by Barclays Global Investors, NA. and a group of affiliated entities reporting information as of December 31, 2008. Of the shares reported, Barclays Global Investors, NA. had sole voting power over 792,116 shares and sole dispositive power over 931,047 shares. Barclays Global Fund Advisors had sole voting power over 1,135,116 shares and sole dispositive power over 1,540,834 shares. Barclays Global Investors, LTD had sole voting power over 2,045 shares and sole dispositive power over 24,483 shares. The shares reported are held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts.

(6)
This information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2009 by Royce & Associates, LLC, an investment adviser, reporting information as of December 31, 2008, and reflecting sole power to vote and dispose of 2,236,207 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors to file initial reports of ownership of our securities and reports of changes in ownership of our securities with the Securities and Exchange Commission. Based on our knowledge and on written representations from our executive officers and directors, we believe that all of our directors and executive officers complied with their filing requirements in fiscal 2009, except Ms. Connell, Ms. Dahl, Mr. Komarek, Mr. Lyftogt, Ms. Nagler and Mr. Gary Thompson, who each filed one late Form 4 report reporting forfeiture of performance-based restricted stock and, in the case of Ms. Connell, Ms. Dahl, Mr. Lyftogt and Ms. Nagler, who each filed one late Form 5 report, reporting the use of restricted stock to satisfy income taxes on restricted stock that had vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have a written policy that all employees and directors must avoid any activity that is or has the appearance of being hostile, adverse or competitive with us, or that interferes with the proper performance of their duties or responsibilities to us. Each director and executive officer is instructed to inform our Chief Compliance Officer when confronted with any situation that may be perceived as a conflict of interest, even if the person does not believe that the situation would violate our guidelines. Waivers to these conflict rules with regard to a director or executive officer will require the prior approval of our Board.

        Each of our directors, other than our President and Chief Executive Officer, qualifies as "independent" in accordance with the New York Stock Exchange rules. The New York Stock Exchange independence definition includes a requirement that our Board also review the relationships concerning independence of each new director on a subjective basis. In accordance with that review, our Board has made a subjective determination as to each independent director that no relationships exist that, in our Board's opinion, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and by us with regard to each director's business and personal activities as they may relate to our business and our management.

        The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. With regard to Securities and Exchange Commission rules, in fiscal 2009 we have not engaged in any transaction, or series of similar transactions, or any currently proposed transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. In addition, no officer, director or beneficial owner of 10% of our common stock has been indebted to us in fiscal 2009.

STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2010 Annual Meeting of Stockholders, the written proposal must be received at our principal executive offices on or before February 16, 2010. The proposal should be addressed to Corporate Secretary, Christopher & Banks Corporation, 2400 Xenium Lane North, Plymouth, Minnesota 55441. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

        In accordance with our by-laws, in order to be properly brought before the 2010 Annual Meeting, a stockholder's notice of the matter the stockholder wishes to present, including a director nomination, must be delivered to our principal executive offices in Plymouth, Minnesota, at the address identified in the preceding paragraph, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to Rule 14a-8 of the Securities and Exchange Commission) must be received no earlier than March 31, 2010, and no later than April 30, 2010.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

        Our 2009 Annual Report to Stockholders, including financial statements for the year ended February 28, 2009, accompanies this proxy statement. Our 2009 Annual Report to Stockholders is also available on our website at www.christopherandbanks.com. Stockholders may obtain a copy of our 2009 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, without charge by viewing the report on our website at www.christopherandbanks.com or by writing to Christopher & Banks Corporation, Attention: Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441. Copies of any exhibits to the 2009 Annual Report on Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

HOUSEHOLDING

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Currently, only brokers household our proxy statements, annual reports and notices, delivering a single proxy statement, annual report or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or notice, or if you are receiving multiple copies of these documents and wish to receive only one, please contact us in writing at Christopher & Banks Corporation, Attention: Investor Relations, 2400 Xenium Lane North, Plymouth, Minnesota 55441, or by telephone at (763) 551-5000. We will deliver promptly upon written or oral request a separate copy of our proxy statement, annual report and/or notice to a stockholder at a shared address to which a single copy of such documents was delivered.

By Order of the Board

Lorna E. Nagler President and Chief Executive Officer

June 16, 2009
Plymouth, Minnesota

APPENDIX A

CHRISTOPHER & BANKS CORPORATION 2009 QUALIFIED ANNUAL INCENTIVE PLAN

Section 1. Establishment and Purpose

        Christopher & Banks Corporation hereby establishes the Christopher & Banks Corporation Qualified Annual Incentive Plan for the purpose of authorizing the issuance of performance awards specifically intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 2. Certain Definitions

        Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

          (a)   "Award" shall mean an award of "qualified performance-based compensation" within the meaning of Section 162(m) that is granted pursuant to the terms of the Plan to a Participant.

          (b)   "Board" shall mean the Board of Directors of the Company.

          (c)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d)   "Committee" shall mean the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan; each member of the Committee shall qualify as an "outside director" pursuant to the terms of Section 162(m).

          (e)   "Company" shall mean Christopher & Banks Corporation.

          (f)    "Participant" shall mean any full-time officer or employee of the Company covered by Section 162(m) or who reports directly to the Chief Executive Officer of the Company and who is designated by the Committee to receive an Award. A Participant in this Plan shall not be a participant in the Non-Qualified Annual Incentive Plan for the same Performance Period.

          (g)   "Performance Period" shall mean the period or periods established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

          (h)   "Plan" shall mean the Christopher & Banks Corporation Qualified Performance-Based Cash Compensation Plan.

          (i)    "Section 162(m)" shall mean Section 162(m) of the Code, and all rules and regulations promulgated thereunder.

Section 3. Administration

        This Plan shall be administered by the Committee. All questions of interpretation of this Plan shall be determined by the Committee, and each determination, interpretation or other action that the Committee makes or takes pursuant to the provisions of this Plan shall be conclusive and binding for all purposes and on all persons. The Committee shall not be liable for any action or determination made in good faith with respect to this Plan.

Section 4. Qualified Performance-Based Cash Compensation under Section 162(m)

        From time to time, the Committee may designate Participants to receive an Award or Awards granted pursuant to the Plan. Each Award granted under the Plan shall be payable only in cash. The following additional requirements shall apply to all Awards made to any Participant under the Plan:

          (a)   Stockholder Approval of Plan.    Any Award shall be null and void and have no effect whatsoever unless the Plan shall have been approved by the stockholders of the Company at the Company's 2009 Annual Meeting of Stockholders. No Award shall be granted on a date that is more than five years after the date of such meeting of stockholders unless the stockholders of the Company have re-approved the Plan to the extent required by Section 162(m).

          (b)   Business Criteria.    Unless and until the Committee proposes for stockholder approval, and the Company's stockholders approve, a change in the general business criteria set forth in this Section 4(b), the attainment of which may determine the amount, if any, of an Award, the business criteria to be used for purposes of establishing performance goals for Awards shall be selected from among the following alternatives, which criteria may be selected individually, alternatively or in combination for any Award:

  •
  net sales;
  •
  net sales per foot;
  •
  revenue per employee;
  •
  revenue growth;
  •
  revenue growth by one or more merchandise categories;
  •
  comparable store sales growth;
  •
  operating income (before or after taxes);
  •
  pre- or after-tax income (before or after allocation of corporate overhead and bonus);
  •
  earnings per share;
  •
  gross profits;
  •
  earnings (including earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization);
  •
  operating margins;
  •
  gross margins;
  •
  return on equity;
  •
  total shareholder return;
  •
  return on assets or net assets;
  •
  appreciation in and/or maintenance of the price of shares of Common Stock, or any other publicly traded securities, of the Company;
  •
  price-to-earnings ratio;
  •
  economic value-added models or equivalent metrics;
  •
  comparisons with one or more stock market indices;
  •
  comparisons with one or more peer group indices or peer group metrics;
  •
  return on capital (including return on total capital or return on invested capital);
  •
  reductions in costs, including reductions in net store lease costs and/or reductions in net store rental costs;
  •
  cash flow, cash flow from operations or cash flow per share (before or after accounting for any or all of the following: dividends, income tax payments or refunds, capital expenditures);
  •
  expense ratios;
  •
  total expenditures, improvement in or attainment of expense levels or working capital levels;
  •
  cash and cash equivalents, measured either at fiscal year-end or on a comparative fiscal year-over-fiscal year basis;
  •
  debt reductions;
  •
  shareholder equity;
  •
  market share;
  •
  net new store openings; and
  •
  implementation, completion or attainment of measurable objectives with respect to (i) strategic plan development and/or implementation, (ii) tactical plans, (iii) sales plan, (iv) annual operating budgets, (v) establishing and/or maintaining multiple vendors and/or sourcing providers, (vii) products or projects, (viii) acquisitions and divestitures, and (ix) recruiting, retaining and maintaining personnel (including workforce diversity goals).

        Each of such performance goals may be based solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company), or may be based upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect).

        In the event that Section 162(m) or other applicable tax and/or securities laws or regulations change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining stockholder approval.

          (c)   Limitation on Awards to Individual Participants.    The maximum dollar value that may be certified by the Committee for payment to any Participant in any calendar year with respect to an Award or Awards granted hereunder is $ 3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward this limitation for the applicable calendar year.

          (d)   Payment of Qualified Performance Awards.    Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Certified Awards on a deferred basis subject to the requirements of Section 409A of the Code. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with an Award, but may not exercise discretion to increase such amount.

          (e)   Certain Events.    If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

          (f)    Timing of Designations; Duration of Performance Periods.    For each Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period, and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the criteria set forth in Section 4(b) above; provided that, with respect to such criteria, the outcome is substantially uncertain at the time the Committee actually establishes the goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event will a performance goal be considered to be pre-established if it is established after 25% of the performance period (as scheduled in good faith at the time the goal is established) has elapsed.

          (g)   Certification.    Following the close of each performance period and prior to payment of any amount to a Participant with respect to an Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

          (h)   Interpretation.    Each of the provisions in this Section 4, and all of the other terms and conditions of the Plan as they apply to any Award, shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m). Nothing in this Plan shall be interpreted to limit the Committee's authority to grant any other awards to Participants, whether qualifying as or not qualifying as performance awards for purposes of Section 162(m), under the terms of any other incentive plan of the Company.

Section 5. Amendment and Termination of Plan

        The Committee shall have the power to amend the Plan or terminate the Plan at any time, as a whole or with respect to any Participant or group of Participants, and any such amendment or Plan termination shall be binding on all Participants and their beneficiaries and all other parties in interest. In accordance with the Committee's authority to amend or terminate the Plan, such amendment or termination may amend, alter, suspend, discontinue or terminate a Participant's rights with respect to any outstanding Awards not yet certified by the Company, either prospectively or retroactively, without the consent of the Participant or beneficiary thereof; provided that, the Committee may not amend any Award in any manner that would cause the Award to fail to qualify as "qualified performance-based compensation" within the meaning of Section 162(m).

Section 6. Effective Date of the Plan

        The Plan shall be effective as of the date of its approval by the stockholders of the Company.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

 Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3 and AGAINST Item 4.

1. Election of directors:	01 Mark A. Cohn	☐ Vote FOR	☐ Vote WITHHELD
	02 James J. Fuld, Jr.	all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan		☐ For	☐ Against	☐ Abstain
3. Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010		☐ For	☐ Against	☐ Abstain
4. Consider a stockholder proposal requesting that the Board of Directors take the necessary steps to declassify the Board of Directors		☐ For	☐ Against	☐ Abstain

In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting, including any adjournments or postponements.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

Address Change? Mark Box ☐ Indicate changes below:
Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CHRISTOPHER & BANKS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, July 29, 2009

3:00 p.m.

Dorsey & Whitney LLP

Suite 1500

50 South Sixth Street

Minneapolis, MN 55402

Christopher & Banks Corporation 2400 Xenium Lane North Plymouth, MN 55441	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 29, 2009.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3 and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Luke R. Komarek, Michael J. Lyftogt, and Lorna E. Nagler, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

*** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Meeting Information Meeting Type: For holders as of: Date: Time: Location: See the reverse side of this notice to obtain proxy materials and voting instructions. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 0000027233_1 R2.09.03.17 CHRISTOPHER & BANKS CORPORATION Annual Meeting July 29, 2009 3:00 PM CDT June 05, 2009 Dorsey & Whitney LLP 50 South 6th Street Suite 1500 Minneapolis, MN 55402

How To Vote Please Choose One of The Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. 0000027233_2 R2.09.03.17 1. Notice & Proxy Statement 2. Annual Report Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 15, 2009 to facilitate timely delivery.

Voting items 0000027233_3 R2.09.03.17 The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Mark A. Cohn 02 James J. Fuld, Jr. The Board of Directors recommends you vote FOR the following proposal(s): 2. To approve the Christopher & Banks Corporation 2009 Qualified Annual Incentive Plan 3. To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 27, 2010 The Board of Directors recommends you vote AGAINST the following proposal(s): 4. To consider a stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Voting Instructions 0000027233_4 R2.09.03.17